Exhibit 4(a)(xx)

                                                             Owned Aircraft
                                                    Participation Agreement
                                                                     N___U_


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                          PARTICIPATION AGREEMENT
                                  (N___U_)

                                Dated as of
                             --------- --, ----

                               By and Between

                             US AIRWAYS, INC.,
                                   Owner

                                    and

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                   not in its individual capacity except
                as expressly provided herein, but solely as
                   Pass Through Trustee under each of the
                       Pass Through Trust Agreements,
                 Subordination Agent and Indenture Trustee


                       -----------------------------


                          One Airbus A3__ Aircraft
                        U.S. Registration No. N___U_




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                      INDEX TO PARTICIPATION AGREEMENT

                                                                         Page

SECTION 1.     Definitions and Construction.................................2

SECTION 2.     Participation by Pass Through Trustees in Financing
               of the Aircraft..............................................2
        (a)    Participation by Pass Through Trustees on the
               Delivery Date; Issuance of Equipment Notes...................2
        (b)    Owner's Notice of Delivery Date..............................3
        (c)    Closing......................................................3
        (d)    Postponement of Scheduled Delivery Date......................3

SECTION 3.     [Reserved.]..................................................4

SECTION 4.     Conditions Precedent.........................................4
        (a)    Conditions Precedent to Purchase of Equipment Notes..........4
        (b)    Conditions Precedent to the Obligations of Owner............10

SECTION 5.     Extent of Interest of Note Holders..........................12

SECTION 6.     Representations and Warranties of Owner; Indemnities........12
        (a)    Representations and Warranties..............................12
        (b)    General Indemnity...........................................15

SECTION 7.     Representations, Warranties and Covenants...................19
        (a)    Securities Act..............................................19
        (b)    Reregistration..............................................19
        (c)    Quiet Enjoyment.............................................20
        (d)    Equipment Notes Acquired for Investment.....................20
        (e)    Owner Merger Covenant.......................................21
        (f)    Representations, Warranties and Covenants of
               the Indenture Trustee.......................................22
        (g)    Confidentiality of Purchase Agreement.......................23
        (h)    Loan Participant Liens......................................23
        (i)    Indenture Trustee Liens.....................................24
        (j)    Further Assurances..........................................24
        (k)    Transfer of Equipment Notes.................................24
        (l)    Representations and Warranties of Pass Through Trustee......24
        (m)    Representations and Warranties of Subordination Agent.......26

SECTION 8.     Reliance of Liquidity Provider..............................28

SECTION 9.     Other Documents.............................................29

SECTION 10.    Certain Covenants of Owner..................................29
        (a)    Further Assurances..........................................29
        (b)    Filings.....................................................29

SECTION 11.    [Reserved.].................................................29

SECTION 12.    Notices; Consent to Jurisdiction............................29
        (a)    Notices.....................................................29
        (b)    Consent to Jurisdiction.....................................30

SECTION 13.    [Reserved.].................................................30

SECTION 14.    Miscellaneous...............................................30
        (a)    Survival....................................................30
        (b)    Counterparts................................................31
        (c)    Amendments and Waivers......................................31
        (d)    Successors and Assigns......................................31
        (e)    Governing Law...............................................31

                                  EXHIBITS

Exhibit A      -   Schedule of Countries Authorized for Reregistration
Exhibit B-1    -   Form of Opinion of Skadden, Arps, Slate,
                   Meagher & Flom (Illinois), special counsel for Owner
Exhibit B-2    -   Form of Opinion of Owner's Legal Department
Exhibit C      -   Form of Opinion of _____________________, special counsel
                   for the Manufacturer
Exhibit D      -   Form of Opinion of Crowe & Dunlevy, P.C., special FAA
                   Counsel
Exhibit E      -   Form of Opinion of Bingham Dana LLP, special counsel
                   for the Indenture Trustee
Exhibit F      -   Form of Opinion of Bingham Dana LLP, special
                   counsel for the Pass Through Trustee
Exhibit G      -   Form of Opinion of Bingham Dana LLP, special
                   counsel for the Subordination Agent

                                                              Owned Aircraft
                                                    Participation Agreement
                                                                     N___U_


                          PARTICIPATION AGREEMENT
                                  (N___U_)


               THIS PARTICIPATION AGREEMENT (N___U_) dated as of _______ ___, ____ (as amended, supplemented or otherwise modified from time to time, this "Agreement") by and between US AIRWAYS, INC., a Delaware corporation (together with its successors and permitted assigns, the "Owner"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise provided herein, but solely as pass through trustee under each of three separate Pass Through Trust Agreements (in such capacity, together with its successors and permitted assigns, the "Pass Through Trustee"), subordination agent and trustee under the Intercreditor Agreement (in such capacity, together with its successors and permitted assigns, the "Subordination Agent"), and Indenture Trustee under the Indenture (in such capacity, together with any successor indenture trustee, the "Indenture Trustee");


                            W I T N E S S E T H:

               WHEREAS, concurrently with the execution and delivery of this Agreement, the Indenture Trustee and the Owner are entering into the Indenture pursuant to which the Owner will issue to the Pass Through Trustee for each Pass Through Trust Equipment Notes in three series, which Equipment Notes are to be secured by the mortgage and security interests created by the Owner in favor of the Indenture Trustee;

               WHEREAS, concurrently with the execution and delivery of this Agreement, Owner will execute and deliver an Indenture Supplement covering the Aircraft, supplementing the Indenture;

               WHEREAS, the proceeds from the issuance and sale of the Pass Through Certificates by each Pass Through Trust will be applied in part by the Pass Through Trustee on the Delivery Date to purchase from Owner, on behalf of each Pass Through Trust, all of the Equipment Notes bearing the same interest rate as the Pass Through
Certificates issued by such Pass Through Trust;

               WHEREAS, on the Delivery Date for the Aircraft, Owner will deliver an Indenture Supplement covering the Aircraft;

               WHEREAS, pursuant to the terms of the Note Purchase Agreement, the Pass Through Trustee will purchase from the Owner on the Delivery Date, on behalf of each Pass Through Trust, all of the Equipment Notes bearing the same interest rate as the Pass Through Certificates issued by such Pass Through Trust;

               WHEREAS, prior to the execution and delivery of this Agreement, (i) the Liquidity Provider entered into three separate Liquidity Facilities, one for the benefit of the holders of Pass Through Certificates of each of the Class A Pass Through Trust, the Class B Pass Through Trust and the Class C Pass Through Trust (each referenced on Schedule III hereto), with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent have entered into the Intercreditor Agreement; and

               WHEREAS, the Equipment Notes will be held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts.

               NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

        SECTION 1.    DEFINITIONS AND CONSTRUCTION.

               Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

        SECTION 2. PARTICIPATION BY PASS THROUGH TRUSTEES IN FINANCING OF THE AIRCRAFT.

               (a) Participation by Pass Through Trustees on the Delivery Date; Issuance of Equipment Notes. Subject to the terms and conditions of this Agreement, the Pass Through Trustee for each Pass Through Trust agrees to make a secured loan to Owner on the Delivery Date to finance, in part, the Owner's acquisition of the Aircraft by paying to Owner the aggregate purchase price of the Equipment Notes being issued to such Pass Through Trustee as set forth on Schedule II opposite the name of such Pass Through Trust. The Pass Through Trustees shall make such payments to Owner on a date to be designated pursuant to Section 2(b) but in no event later than __________________, by transferring to the account of Owner at State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, ABA No. _________, Account No. __________, Reference: US Airways, Inc. 1999-1 EETC/N___U_), not later than 9:30 a.m., New York City time, on the Delivery Date in immediately available funds in Dollars, the amount set forth opposite the name of such Pass Through Trust on Schedule II hereto.

               Upon the occurrence of the above transfers by the Pass Through Trustee for each Pass Through Trust to Owner, Owner shall issue, pursuant to Article II of the Indenture, to the Subordination Agent on behalf of the Pass Through Trustee for each of the Pass Through Trusts, Equipment Notes of the maturity and aggregate principal amount, bearing the interest rate and for the purchase price set forth on Schedule II opposite the name of such Pass Through Trust.

               (b) Owner's Notice of Delivery Date. Owner agrees to give the Indenture Trustee, the Pass Through Trustee and the Subordination Agent at least one (1) Business Day written or facsimile notice prior to the Delivery Date, which notice shall specify the amount of Equipment Notes to be purchased by the Pass Through Trustees, the Delivery Date for the Aircraft, the serial number of the Airframe and each Engine, and the United States registration number for the Aircraft.

               (c) Closing. The closing of the transactions referred to in this Agreement shall take place commencing at 9:30 a.m. local time, on the Delivery Date, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York.

               (d)    Postponement of Scheduled Delivery Date.

               (i) If for any reason whatsoever the closing of the transactions contemplated hereby is not consummated on the Delivery Date provided for pursuant to Section 2(b) (the "Scheduled Delivery Date"), the closing shall be deemed adjourned to the next Business Day or to such other Business Day on or prior to _______________ as Owner shall specify by written notice to the Pass Through Trustee and the Indenture Trustee.

               (ii) If the closing fails to occur on the Scheduled Delivery Date, Owner shall cause the Indenture Trustee to promptly return to the Pass Through Trustees any funds provided by any such Pass Through Trustee, together with interest or income earned thereon.

               (iii) If the closing fails to occur on the Scheduled Delivery Date and funds are not returned, as provided by clause
        (ii) above, to each Pass Through Trustee that made funds available, Owner shall use reasonable efforts to cause the Indenture Trustee to invest, at the risk of Owner, the funds received by it from such Pass Through Trustees in Cash Equivalents. Any such obligations purchased by Owner, whether directly or through a repurchase agreement, shall be held in trust by the Indenture Trustee for the benefit of the respective Pass Through Trustees that provided such funds.

               (iv) If the closing fails to occur on the Scheduled Delivery Date, unless Owner shall cause the Indenture Trustee to return all funds to the Pass Through Trustee by 2:00 p.m., New York City time, on the Scheduled Delivery Date, Owner shall reimburse each Pass Through Trustee that has made funds available pursuant to this
        Section 2 for the loss of the use of its funds an amount equal to the excess, if any, of (x) interest at the Debt Rate on the amount of such funds for the period from and including the Scheduled Delivery Date to but excluding the actual Delivery Date or, if earlier, the day on which such Pass Through Trustee's funds are returned if such return is made by 2:00 p.m., New York City time (or to but excluding the next following Business Day if such return is not made by such time) over (y) any amount paid to such Pass Through Trustee in respect of interest or income earned by Owner pursuant to clause (iii) above.

               (v) On the Delivery Date or on the date funds are required to be returned to the Pass Through Trustees pursuant to clause (ii) above, Owner shall reimburse the Pass Through Trustees that provided funds which are invested by Owner pursuant to this subsection (d) for any losses incurred on such investments. All income and profits on the investment of such funds shall be for the respective accounts of such Pass Through Trustee, and Owner shall not be liable for failure to invest such funds, except for its own negligence or willful misconduct.


        SECTION 3.    [RESERVED.]


        SECTION 4.    CONDITIONS PRECEDENT.

               (a) Conditions Precedent to Purchase of Equipment Notes. It is agreed that the obligations of the Indenture Trustee, the Subordination Agent and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transaction contemplated hereby on the Delivery Date are subject to the fulfillment to the satisfaction of each party (or waiver by such party), prior to or on the Delivery Date of the following conditions precedent:

               (i) At least one (1) Business Day prior to the Delivery Date, each of the parties hereto shall have received the Delivery Notice pursuant to Section 2(b).

               (ii) On the Delivery Date, no change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations thereof by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for the Pass Through Trustee to make its Commitment available in accordance with Section 2.

               (iii) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Indenture Trustee, the Pass Through Trustee and the Subordination Agent and shall be in full force and effect and executed counterparts shall have been delivered to the Indenture Trustee, the Pass Through Trustee and the Subordination Agent, or their respective counsel, provided that only the Subordination Agent on behalf of each Pass Through Trustee shall receive an executed original of such Pass Through Trustee's respective Equipment Note and provided, further, that an excerpted copy of the Purchase Agreement shall only be delivered to and retained by the Indenture Trustee, which copy may be inspected by the Indenture Trustee if and only if there shall occur and be continuing an Event of Default:

                      (1) an excerpted copy of the Purchase Agreement (insofar as it relates to the Aircraft);

                      (2)    the Indenture;

                      (3)    the Indenture Supplement;

                      (4)    the Equipment Notes;

                      (5)    the FAA Bill of Sale;

                      (6)    the Bill of Sale;

                      (7)    the Purchase Agreement Assignment;

                      (8)    the Consent and Agreement; and

                      (9)    the French Pledge Agreement.

                      In addition, the Pass Through Trustee shall have received executed counterparts or conformed copies of the following documents:

                      (1)    each of the Pass Through Trust Agreements;

                      (2)    the Intercreditor Agreement; and

                      (3) the Liquidity Facility for each of the Class A,
               Class B and Class C Pass Through Trusts.


               (iv) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Granting Clause of the Indenture that are not covered by the recording system established by the Transportation Code shall have been executed and delivered by Owner, and arrangements satisfactory to the Indenture Trustee shall have been made for the filing of such financing statement or statements in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Pass Through Trustee shall have been executed and delivered by Owner and arrangements satisfactory to the Indenture Trustee shall have been made for the filing of such financing statements.

               (v) The Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received the following, in each case in form and substance satisfactory to it (except it shall not be a condition to the obligation of any such party that it receive a certificate or other document required to be delivered by it):

               (A) (1) an incumbency certificate of Owner as to the person or persons authorized to execute and deliver the Operative Documents to which Owner is a party and any other documents to be executed on behalf of Owner in connection with the transactions contemplated hereby and the signatures of such person or persons;

                   (2) a copy of the resolutions of the board of directors
               of Owner or Owner's executive committee, certified by the Secretary or an Assistant Secretary of Owner, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of Owner in connection with the transactions contemplated hereby; and

                   (3) a copy of the certificate of incorporation of Owner,
               certified by the Secretary of State of the State of Delaware, a copy of the by-laws of Owner certified by the Secretary or Assistant Secretary of Owner, and a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date shortly prior to the Delivery Date, as to the due incorporation and good standing of Owner in such state.

               (B) (1) an incumbency certificate of the Indenture Trustee as to the person or persons authorized to execute and deliver the Operative Documents to which the Indenture Trustee is a party and any other documents to be executed on behalf of the Indenture Trustee in connection with the transactions contemplated hereby and the signatures of such person or persons;

                   (2) a copy of the resolutions of the board of directors
               of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Indenture Trustee in connection with the transactions contemplated hereby;

                   (3) a copy of the articles of association of the
               Indenture Trustee certified by the Comptroller of the Currency, a copy of the by-laws of the Indenture Trustee certified by the Secretary or an Assistant Secretary of the Indenture Trustee, and a certificate or other evidence from the Comptroller of the Currency, dated as of a date shortly prior to the Delivery Date, as to the existence of the Indenture Trustee under the laws of the United States of America; and

                   (4) a certificate signed by an authorized officer of the
               Indenture Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Indenture Trustee are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

               (vi) All appropriate action required to have been taken prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

               (vii) The Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received a certificate signed by an authorized officer of Owner to the effect that:

                      (1) the Aircraft has been duly certified by the
               Federal Aviation Administration as to type and has a current certificate of airworthiness;

                      (2) the Indenture and the Indenture Supplement
               covering the Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Federal Aviation
               Administration;

                      (3) the representations and warranties contained
               herein of Owner are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date); and

                      (4) the conditions to the purchase of the Equipment
               Notes by the Pass Through Trustees under the Pass Through Documents have been duly satisfied or waived in accordance with their respective terms.

               (viii) In the case of the Pass Through Trustees, the conditions specified in Section 3 of the Note Purchase Agreement shall have been satisfied or waived.

               (ix) The Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, and reasonably satisfactory as to scope and substance to each addressee thereof, opinions dated the Delivery Date substantially in the form of Exhibit B-1 hereto from Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel for Owner, and an opinion dated the Delivery Date substantially in the form of Exhibit B-2 hereto from Owner's legal department.

               (x) The Pass Through Trustee and the Indenture Trustee shall have received, addressed to the Pass Through Trustee, the Indenture Trustee and Owner and reasonably satisfactory as to scope and substance to the Pass Through Trustee, an opinion dated the Delivery Date substantially in the form of Exhibit C hereto from Clifford Chance, with respect to the Manufacturer Documents.

               (xi)   [Reserved.]

               (xii)  [Reserved.]

               (xiii) The Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, and reasonably satisfactory as to scope and substance to each addressee thereof, an opinion dated the Delivery Date substantially in the form of Exhibit D hereto from Crowe & Dunlevy, P.C., special FAA counsel.

               (xiv) The Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, and reasonably satisfactory as to scope and substance to each addressee thereof, an opinion dated the Delivery Date substantially in the form of Exhibit E from Bingham Dana LLP, special counsel for the Indenture Trustee.

               (xv)   [Reserved.]

               (xvi) The Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received an insurance certificate together with an independent insurance broker's report, in form and substance reasonably satisfactory to the Indenture Trustee, as to the due compliance with the terms of Section 7.04 of the Indenture relating to insurance with respect to the Aircraft.

               (xvii) [Reserved.]

               (xviii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

               (xix)  [Reserved.]

               (xx) No Event of Default has occurred and is continuing and no Event of Loss has occurred with respect to the Airframe or any Engine.

               (xxi) The Indenture Trustee and the Subordination Agent shall have received (A) a certificate signed by an authorized officer of the Pass Through Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Pass Through Trustee are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (B) an opinion dated the Delivery Date substantially in the form of Exhibit F hereto addressed to each such party of Bingham Dana LLP, special counsel for the Pass Through Trustee, and reasonably satisfactory as to scope and substance to each addressee thereof, and (C) such other documents and evidence with respect to the Pass Through Trustee as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

               (xxii) The Indenture Trustee and the Pass Through Trustee shall have received, addressed to each such party, and reasonably satisfactory as to scope and substance, to each addressee thereof, an opinion dated the Delivery Date substantially in the form of Exhibit G hereto from Bingham Dana LLP, special counsel for the Subordination Agent.

               Promptly upon the recording of the Indenture and the Indenture Supplement covering the Aircraft pursuant to the Transportation Code, Owner will cause Crowe & Dunlevy, P.C., special FAA counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee, the Indenture Trustee and Owner an opinion as to the due recording of the Indenture and such Indenture Supplement and the lack of filing of any intervening documents with respect to the Aircraft.

               (b) Conditions Precedent to the Obligations of Owner. It is agreed that the obligations of Owner to enter into the Operative Documents on the Delivery Date are all subject to the fulfillment to the satisfaction of Owner prior to the Delivery Date of the following conditions precedent:

               (i) All appropriate action required to have been taken on or prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Delivery Date.

               (ii) The conditions specified in Sections 4(a)(ii) shall have been satisfied.

               (iii) Those documents described in Section 4(a)(iii) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Owner) in the manner specified in Section 4(a)(iii), shall each be satisfactory in form and substance to Owner, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Equipment Notes) shall have been delivered to Owner or its special counsel.

               (iv) Owner shall have received (A) each certificate referred to in Section 4(a)(v) (other than the certificate referred to in clause (A) thereof), (B) the certificate referred to in Section 4(a)(xxi)(A), and (C) such other documents and evidence with respect to the Pass Through Trustee as Owner or its special counsel may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

               (v) Owner shall have received the opinions set forth in Sections 4(a)(x), 4(a)(xiii), 4(a)(xiv), 4(a)(xxi)(B) and
        4(a)(xxii) in each case addressed to Owner and dated the Delivery Date and in each case in scope and substance reasonably satisfactory to Owner and its special counsel.

               (vi) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

               (vii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for Owner to enter into any transaction contemplated by the Operative Documents.

               (viii) Owner shall have been paid by the Pass Through Trustees for the issuance of the Equipment Notes.


        SECTION 5. EXTENT OF INTEREST OF NOTE HOLDERS. No Note Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Indenture when and if the principal of and interest on all Equipment Notes held by such holder and all other sums payable to such holder hereunder, under the Indenture and under such Equipment Notes shall have been paid in full.


        SECTION 6.    REPRESENTATIONS AND WARRANTIES OF OWNER; INDEMNITIES.

               (a) Representations and Warranties. Owner represents and warrants to the Pass Through Trustee, the Indenture Trustee, each Loan Participant and the Subordination Agent that:

               (i) Owner is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own or hold under lease its properties, has, or had on the respective dates of execution thereof, the corporate power and authority to enter into and perform its obligations under the Owner Documents, the Pass Through Trust Agreements and the other Operative Documents to which it is a party, and is duly qualified to do business as a foreign corporation in each state in which its operations or the nature of its business requires other than failures to so qualify which would not have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise;

               (ii) Owner is a Certificated Air Carrier, and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code in effect in the State of Virginia) is located at Arlington, Virginia;

               (iii) the execution and delivery by Owner of Owner Documents, the Pass Through Trust Agreements and each other Operative Document to which Owner is a party, and the performance of the obligations of Owner under Owner Documents, the Pass Through Trust Agreements and each other Operative Document to which Owner is a party, have been duly authorized by all necessary corporate action on the part of Owner, do not require any stockholder approval, or approval or consent of any trustee or holder of any material indebtedness or material obligations of Owner, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or order binding on Owner or the certificate of incorporation or by-laws of Owner, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the property of Owner under, any indenture, mortgage, contract or other agreement to which Owner is a party or by which it may be bound or affected which contravention, default or Lien, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise; provided, that insofar as the representations and warranties set forth in this Section 6(a)(iii) apply to the prohibited transaction rules of ERISA and Section 4975 of the Code, such representations and warranties are based upon and subject to the truth and accuracy of the representations and warranties made or deemed made by each purchaser of Pass Through Certificates issued by a Pass Through Trust;

               (iv) neither the execution and delivery by Owner of Owner Documents, the Pass Through Trust Agreements or any other Operative Document to which Owner is a party, nor the performance of the obligations of Owner under Owner Documents, the Pass Through Trust Agreements or the other Operative Documents to which Owner is a party, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, or any other Federal, state or foreign governmental authority having jurisdiction over Owner, other than (A) the registration of the Pass Through Certificates under the Securities Act and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action, (B) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, pursuant to an order of the Securities and Exchange Commission, (C) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Owner required to be obtained on or prior to the Delivery Date, which orders, permits, waivers, exemptions, authorizations and approvals have been, or on the Delivery Date will be, duly obtained and are, or on the Delivery Date will be, in full force and effect, (D) the registrations and filings referred to in Section 6(a)(vi), and (E) authorizations, consents, approvals, actions, notices and filings required to be obtained, taken, given or made either only after the date hereof or the failure of which to obtain, take, give or make would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise;

               (v) this Agreement, each of the other Owner Documents and the Pass Through Trust Agreements to which Owner is a party constitute (or, in the case of documents to be executed on the Delivery Date, will constitute) the legal, valid and binding obligations of Owner enforceable against Owner in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (vi) except for (A) the filing for recording pursuant to the Transportation Code of the Indenture and the Indenture Supplement attached thereto and made a part thereof and (B) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security interests created by such documents under the Uniform Commercial Code of Virginia and such other states as may be specified in the opinion furnished pursuant to Section 4(a)(ix) hereof, no further filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction) or other action is necessary under the laws of the United States of America or any State thereof in order to perfect the security interest in favor of the Indenture Trustee in the Aircraft (with respect to such portion of the Aircraft as is covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107);

               (vii) neither Owner nor any of its Affiliates has directly or indirectly offered any interest in the Equipment Notes or the Pass Through Certificates for sale to any Person other than in a manner permitted by the Securities Act and by the rules and regulations thereunder;

               (viii) Owner is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (ix) no event has occurred and is continuing which constitutes a Default or an Event of Default;

               (x) no event has occurred and is continuing which constitutes an Event of Loss or would constitute an Event of Loss with the lapse of time;

               (xi) Owner is solvent and has no intention or belief that it is about to incur debts beyond its ability to pay as they mature;

               (xii) none of the proceeds from the issuance of the Equipment Notes will be used directly or indirectly by Owner to purchase or carry any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System;

               (xiii) except as may have been disclosed in Owner's reports filed with the Securities and Exchange Commission, there are no pending or threatened actions or proceedings that individually or in the aggregate which could be expected to have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise; and

               (xiv) Owner has good title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of all Liens, except the Lien of the Trust Indenture and Liens permitted by clauses (iv) (solely for Taxes not yet due but excluding any such Taxes being contested) and (v) (solely securing obligations that are not yet due but excluding any such obligations being contested) of Section 7.01 of the Trust Indenture.

               (b) General Indemnity. Owner hereby agrees to indemnify each Indemnitee against, and agrees to protect, save and keep harmless each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents are consummated), any and all expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to, based on or arising out of (A) the execution, delivery and performance of the Operative Documents or the Pass Through Documents and the transactions contemplated thereby; (B) the manufacture, purchase, acceptance or rejection of the Airframe or any Engine or Parts; (C) the Aircraft (or any portion thereof) or any engine installed on the Airframe or any airframe on which an Engine is installed whether or not arising out of the manufacture, purchase, registration, reregistration, financing, refinancing, ownership, delivery, nondelivery, inspection, lease, sublease, possession, storage, use or non-use, operation, maintenance, overhaul, modification, alteration, condition, replacement, repair, substitution, sale, return or other disposition of the Aircraft including, without limitation, any violation of law relating to the Aircraft (including environmental laws), latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement; or (D) the offer or sale of any interest in the Equipment Notes or the Pass Through Certificates (or other evidence of the debt relating to the Aircraft) on the Delivery Date or in connection with a refinancing in accordance with the terms hereof (including any violation of securities laws or ERISA); provided, that the foregoing indemnity shall not extend to an Indemnitee with respect to any Expense to the extent such Expense is attributable to one or more of the following: (1) any representation or warranty by such Indemnitee in the Operative Documents or the Pass Through Documents being incorrect, or (2) the failure by such Indemnitee to perform or observe any of its agreements, covenants or conditions in any of the Operative Documents or the Pass Through Documents, or (3) the willful misconduct or the gross negligence of such Indemnitee, or (4) (A) in the case of any Indemnitee, the offer, sale or other disposition (voluntary or involuntary) by such Indemnitee of all or any part of its interest in the Airframe or any Engine, (B) in the case of a Note Holder, the offer, sale or other disposition (voluntary or involuntary) by such Note Holder of all or any part of its interest in any Equipment Note or (C) in the case of any Indemnitee, the offer, sale or other disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents, or (5) any Tax, or (6) in the case of the Indenture Trustee in its individual and trust capacities, failure on the part of the Indenture Trustee to distribute in accordance with the Indenture any amounts distributable by it thereunder, or (7) in the case of any Pass Through Trustee or the Subordination Agent, failure on the part of such Pass Through Trustee or the Subordination Agent to distribute in accordance with the Intercreditor Agreement and the Pass Through Trust Agreement amounts received and distributable thereunder, or
(8) the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents which amendments, supplements, waivers or consents (a) are not or were not requested by Owner or (b) are not occasioned by a specific requirement of the Operative Documents, or (9) any amount which any Indemnitee expressly agrees to pay under any Operative Document or any amount which is expressly stated to be an expense that is not reimbursable by Owner under the Operative Documents, or (10) any amount that is an ordinary and usual operating or overhead expense of any Indemnitee (it being understood out-of-pocket expenses payable to third parties do not constitute "ordinary and usual operating and overhead expenses"), or (11) any amounts attributable to any Lien which such Indemnitee is required to remove pursuant to the terms of the Operative Documents or the Pass Through Documents, or (12) any loss of tax benefits or increases in tax liability or (13) any amount that constitutes principal of, or interest or premium on the Equipment Notes.

               Owner's indemnity obligation to an Indemnitee under this
Section 6(b) shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this
Section 6(b) and any tax benefits realized by such Indemnitee as a result of the accrual or payment of such Expense shall equal the amount of the Expense indemnifiable under this Section 6(b).

               If any Indemnitee shall realize a tax savings by reason of any Tax paid or indemnified by Owner pursuant to this Section 6(b) (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings are not otherwise taken into account in computing such payment or indemnity such Indemnitee shall pay to Owner an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 6(b) by Owner to such Indemnitee (less any payments previously made by such Indemnitee to Owner pursuant to this Section 6(b)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause
(ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Owner to make payments to such Indemnitee pursuant to this Section 6(b)).

               If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Owner; provided that the failure to give such notice shall not affect the obligations of Owner hereunder except to the extent Owner is prejudiced by such failure or Owner's indemnification obligations are increased as a result of such failure. If no Event of Default shall have occurred and be continuing, Owner shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Owner's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Owner shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft, the Indenture Estate or any part thereof unless in such an event Owner shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Owner pursuant to the preceding provisions.

               The affected Indemnitee shall supply Owner with such information reasonably requested by Owner as is necessary or advisable for Owner to control or participate in any proceeding to the extent permitted by this Section 6(b). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 6(b).

               Owner shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 6(b).

               Upon payment of any Expense pursuant to this Section 6(b), Owner, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Owner to permit Owner to pursue such claims, if any, to the extent reasonably requested by Owner.

               If an Indemnitee is reimbursed, in whole or in part, with respect to any Expense paid by Owner hereunder, it will promptly pay the amount refunded, including interest received thereon (but not an amount in excess of the amount Owner or any of its insurers has paid in respect of such Expense pursuant to this Section 6(b)) over to Owner.

               To the extent permitted by applicable law, interest at the Base Rate plus one percent (1.0%) shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 6 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

               Any amount which is payable to Owner by any Person pursuant to this Section 6(b) shall not be paid to Owner if an Event of Default has occurred and is continuing or if any payment is due and owing by Owner to such Person under any Operative Document. Any such amount shall be held by such Person (Owner hereby granting a security interest in such amount to such Person) and, if an Event of Default shall have occurred and be continuing, shall be applied against Owner's obligations hereunder to such Person as and when due (and, to the extent that Owner has no obligations hereunder to such Person, such amount shall be paid to Owner). At such time as there shall not be continuing any such Event of Default or there shall not be due and owing any such payment, such amount shall be paid to Owner to the extent not previously applied in accordance with the immediately preceding sentence.

               (c) Special Indemnity. If a Class C Special Indemnity Event shall be continuing as of any Payment Date, Owner shall pay on such Payment Date to the Pass Through Trustee on behalf of the US Airways Pass Through Trust 1999-1C the amount which has accrued through such Payment Date in accordance with the following sentence and which remains unpaid on such Payment Date (such amount, the "Class C Special Indemnity Payment"). The Class C Special Indemnity Payment shall accrue at a daily rate equal to the Multiplier, in effect from time to time during the period from the Payment Date immediately preceding such Payment Date to such Payment Date, multiplied by the aggregate principal amount of the Series C Equipment Notes outstanding on such date divided by 360. The Pass Through Trustee agrees that it will accept and receive the Class C Special Indemnity Payment on behalf of the US Airways Pass Through Trust 1999-1C and that it will distribute the Class C Special Indemnity Payment in accordance with the Trust Agreement for the US Airways Pass Through Trust 1999-1C.


        SECTION 7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

               (a) Securities Act. Each Loan Participant represents and warrants that neither it nor anyone acting in its behalf has offered any Equipment Notes for sale to, or solicited any offer to buy any Equipment Note from, any person or entity other than in a manner in compliance with, and which does not require registration under, the Securities Act or the rules and regulations thereunder.

               (b) Reregistration. The Indenture Trustee and each Loan Participant agree that, so long as no Event of Default shall have occurred and be continuing, Owner may elect to effect a change in registration of the Aircraft, at Owner's cost and expense, so long as the country of registry of the Aircraft is a country listed on Exhibit A. Upon the request of Owner, Exhibit A shall be amended from time to time to include any other country which the Indenture Trustee has determined, acting reasonably, would provide substantially equivalent protection for the rights of lenders in similar transactions as provided under the laws of the United States of America and the states thereof. In order for Owner to effect a change in the country of registry of the Aircraft, Owner shall deliver to the Indenture Trustee the following:

        (I) an Officer's Certificate certifying that (A) the insurance or self-insurance required by Section 7.04 of the Indenture shall be in full force and effect at the time of such change in registration after giving effect to such change in registration, (B) all indemnities in favor of the Indenture Trustee under any Operative Document afford the Indenture Trustee substantially the same protection as provided prior to such change of registry, (C) the Lien of the Indenture in favor of the Indenture Trustee will continue as a first priority lien following such change of registry, (D) such change will not result in the imposition of, or increase in the amount of, any Tax for which Owner is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Note Holders or the Indenture Trustee, pursuant to this Agreement, and (E) that the new country of registry imposes aircraft maintenance standards not materially different from those of any Permitted Foreign Air Authority; and

        (II) a favorable opinion (subject to customary exceptions) of counsel (reasonably acceptable to the Indenture Trustee) addressed to the Indenture Trustee, from counsel of recognized reputation qualified in the laws of the relevant jurisdiction to the effect that: (A) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Indenture Trustee (or any Affiliate thereof) for the Indenture Trustee to register or qualify to do business in such jurisdiction;
               (B) unless Owner shall have agreed to provide insurance covering the risk of requisition of use of such Aircraft by the government of such jurisdiction so long as such Aircraft is registered under the laws of such jurisdiction, the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of such Aircraft in the event of the requisition by such government of such use; and (C) after giving effect to such change in registration, the Lien of the Indenture on Owner's right, title and interest in and to the Aircraft shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary, and (2) the Indenture Trustee shall have received a certificate from Owner that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Indenture Trustee on or prior to the effective date of such change in registration).

               Owner shall pay all reasonable costs, expenses, fees, recording and registration taxes, including the reasonable fees and expenses of counsel to the Indenture Trustee, and other charges in connection with any such change in registration.

               (c) Quiet Enjoyment. Each Loan Participant and each of the Indenture Trustee, the Subordination Agent and the Pass Through Trustee covenants and agrees that, so long as no Event of Default shall have occurred and be continuing and the Indenture has not been duly declared in default, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Owner's continued possession, use and operation of, and quiet enjoyment of, the Aircraft.

               (d) Equipment Notes Acquired for Investment. Each Loan Participant represents and warrants that the Equipment Note to be issued to it pursuant to the Indenture is being acquired by it for investment and not with a view to resale or distribution (it being understood that such Loan Participant may pledge or assign as security its interest in each Equipment
Note issued to it), except that the Loan Participants may sell, transfer or otherwise dispose of any Equipment Note or any portion thereof, or grant participations therein, in a manner which in itself does not require registration under the Securities Act.

               (e) Owner Merger Covenant. Owner will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

               (i) the corporation formed by such consolidation or into which Owner is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Owner as an entirety shall be (i) organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15), as amended, and (iii) a Certificated Air Carrier, if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code with respect to the Lien of the Indenture;

               (ii) the corporation formed by such consolidation or into which Owner is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Owner as an entirety shall execute and deliver to Indenture Trustee an agreement in form and substance reasonably satisfactory to the Indenture Trustee a duly authorized, valid, binding and enforceable agreement containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which Owner is a party to be performed or observed by Owner;

               (iii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

               (iv) Owner shall have delivered to the Indenture Trustee a certificate signed by the President, any Executive Vice President, any Senior Vice President or any Vice President and by the Secretary or an Assistant Secretary of Owner, and an opinion of counsel (which may be Owner's General Counsel, Deputy General Counsel, Assistant General Counsel or Associate General Counsel) reasonably satisfactory to the Indenture Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 7(e) and that all conditions precedent herein provided for relating to such transaction have been complied with.

               Upon any such consolidation or merger or any such conveyance, transfer or lease of substantially all of the assets of Owner as an entirety in accordance with this Section 7(e), the successor corporation or Person formed by such consolidation or into which Owner is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Owner under this Agreement with the same effect as if such successor corporation or Person had been named as Owner herein. No such conveyance, transfer or lease of substantially all of the assets of Owner as an entirety shall have the effect of releasing Owner or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 7(e) from its liability in respect of any Operative Document to which it is a party.

               (f) Representations, Warranties and Covenants of the Indenture Trustee. State Street Bank and Trust Company of Connecticut, National Association represents, warrants (as of the Delivery Date) and covenants, in its individual capacity, to Owner, the Pass Through Trustee and the Subordination Agent, as follows:

               (i) the Indenture Trustee is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States, is a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement), will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement) is likely to change and will resign as Indenture Trustee as provided in Section 9.02 of the Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States (without making use of a voting trust, voting powers agreement or similar arrangement), and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of this Agreement, the Indenture and each other Operative Document to which it is a party and to carry out its obligations under this Agreement, the Indenture and each other Operative Document to which it is a party and to authenticate the Equipment Notes;

               (ii) the execution and delivery by the Indenture Trustee of the Indenture Trustee Documents and the authentication of the Equipment Notes and the performance by the Indenture Trustee of its obligations under the Indenture Trustee Documents have been duly authorized by the Indenture Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

               (iii) this Agreement and each of the other Indenture Trustee Documents constitute the legal, valid and binding obligations of the Indenture Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iv) there are no pending or, to its knowledge, threatened actions or proceedings against the Indenture Trustee, either in its individual capacity or as Indenture Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Indenture Trustee, in its individual capacity or as Indenture Trustee as the case may be, to perform its obligations under the Operative Documents to which it is a party; and

               (v) there are no Indenture Trustee Liens on the Aircraft.

               (g) Confidentiality of Purchase Agreement. The Indenture Trustee agrees for the benefit of the Seller, the Manufacturer and Owner that it will not disclose or suffer to be disclosed the terms of the Purchase Agreement to any third party except (A) as may be required by any applicable statute, court or administrative order or decree or governmental ruling or regulation or to any regulatory authorities having official jurisdiction over them, (B) in connection with the financing of the Aircraft and the other transactions contemplated by the Operative Documents (including any transfer of Equipment Notes (including by way of participation or assignment of an interest, provided such participant or assignee agrees to hold such terms confidential to the same extent as herein provided) and any exercise of remedies under the Indenture), (C) with the prior written consent of the Manufacturer, the Seller and Owner or
(D) to the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential.

               (h) Loan Participant Liens. Each Loan Participant covenants and agrees that it shall not cause or permit to exist a Loan Participant Lien attributable to it with respect to the Aircraft. Each Loan Participant agrees that it will promptly, at its own expense, take such other action as may be necessary duly to discharge such Loan Participant Lien attributable to it. Each Loan Participant agrees to make restitution to Owner for any actual diminution of the assets of Owner resulting from such Loan Participant Lien attributable to it.

               (i) Indenture Trustee Liens. State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Indenture Trustee's Liens with respect to the Indenture Estate. State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Indenture Trustee's Liens. State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, agrees to make restitution to Owner for any actual diminution of the assets of the Indenture Estate resulting from such Indenture Trustee's Liens.

               (j) Further Assurances. Owner, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of the Indenture, the Indenture Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Indenture is in effect, the perfection of the security interests created by the Indenture or will furnish to the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action. Owner will notify the Indenture Trustee of any change in the location of its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

               (k) Transfer of Equipment Notes. Each Loan Participant hereby represents, warrants and agrees that it shall not transfer any interest in any Equipment Note unless and until the transferee agrees in writing (copies of which shall be provided by the Indenture Trustee to Owner) to make the representations contemplated to be made by a Loan Participant in this Agreement and to be bound by the terms of this Agreement and the Indenture.

               (l) Representations and Warranties of Pass Through Trustee. The Pass Through Trustee represents and warrants to Owner, the Indenture Trustee and the Subordination Agent, in its capacity as such and in its individual capacity, as follows:

               (i) the Pass Through Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Pass Through Trust Agreements, the Intercreditor Agreement and this Agreement and to perform its obligations under the Pass Through Trust Agreements, the Intercreditor Agreement and this Agreement;

               (ii) this Agreement, each of the Pass Through Trust Agreements and the Intercreditor Agreement have been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement, each of the Pass Through Trust Agreements and the Intercreditor Agreement constitute the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) none of the execution, delivery and performance by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Intercreditor Agreement or this Agreement, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Agreement, or the issuance of the Pass Through Certificates pursuant to the Pass Through Trust Agreements, contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and does not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

               (iv) neither the execution and delivery by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Intercreditor Agreement or this Agreement, nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any Federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

               (v) there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement, any of the Pass Through Trust Agreements or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but rather, each will be characterized either as a grantor trust under subpart E, Part I, of Subchapter J of the Code or as a partnership, such trusts will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision thereof;

               (vi) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Pass Through Trustee to perform its obligations under this Agreement, the Intercreditor Agreement or any Pass Through Trust Agreement;

               (vii) except for the issue and sale of the Pass Through Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Pass Through Trustee is not in default under any Pass Through Trust Agreement; and

               (viii) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with Owner.

               (m) Representations and Warranties of Subordination Agent. The Subordination Agent represents and warrants to Owner, the Indenture Trustee and the Pass Through Trustee, in its capacity as such and in its individual capacity, as follows:

               (i) the Subordination Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, the Liquidity Facilities and the Intercreditor Agreement and to perform its obligations under this Agreement, the Liquidity Facilities and the Intercreditor Agreement;

               (ii) this Agreement, each of the Liquidity Facilities and the Intercreditor Agreement have been duly authorized, executed and delivered by the Subordination Agent; this Agreement, each of the Liquidity Facilities and the Intercreditor Agreement constitute the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) none of the execution, delivery and performance by the Subordination Agent of each of the Liquidity Facilities, the Intercreditor Agreement or this Agreement contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene or result in any breach of, or constitute a default under, the Subordination Agent's articles of association or by-laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

               (iv) neither the execution and delivery by the Subordination Agent of any of the Liquidity Facilities, the Intercreditor Agreement or this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any Federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

               (v) there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, any of the Liquidity Facilities or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities);

               (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the Intercreditor Agreement or any Liquidity Facility;

               (vii) the Subordination Agent has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Subordination Agent is not in default under any Liquidity Facility; and

               (viii) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with Owner.


        SECTION 8. RELIANCE OF LIQUIDITY PROVIDER. Each of the parties hereto agrees and acknowledges that the Liquidity Provider shall be a third party beneficiary of each of the representations, warranties and covenants made herein by such party, and that the Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to the Liquidity Provider directly. Owner agrees and acknowledges that the Liquidity Provider shall be a third party beneficiary of the indemnities contained in Section 6(b), and may rely on such indemnities to the same extent as if such indemnities were made to the Liquidity Provider directly.


        SECTION 9. OTHER DOCUMENTS. So long as the Lien of the Indenture has not been terminated, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee hereby agree for the benefit of Owner that without Owner's consent, each such party will not amend any other provision of any Operative Document or Pass Through Document in a manner adversely affecting Owner. Each of the Indenture Trustee, the Subordination Agent and the Pass Through Trustee agree to promptly furnish to Owner copies of any supplement, amendment, waiver or modification of any of the Operative Documents or Pass Through Documents to which Owner is not a party. Each Loan Participant agrees that it will not take any action in respect of the Indenture Estate except through the Indenture Trustee pursuant to the Indenture or as otherwise permitted by the Indenture.


        SECTION 10. CERTAIN COVENANTS OF OWNER. Owner covenants and agrees with each of the Loan Participants and the Indenture Trustee, as follows:

               (a) Further Assurances. Owner will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Indenture Trustee shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Operative Documents.

               (b) Filings. Owner, at its expense, will cause the Indenture, all supplements and amendments to the Indenture and this Agreement to be promptly filed and recorded, or filed for recording, to the extent permitted under the Transportation Code or required under any other applicable law. Upon the execution and delivery of the Indenture, the Indenture and the Indenture Supplement shall be filed for recording with the Federal Aviation Administration.


        SECTION 11.   [RESERVED.]


        SECTION 12.   NOTICES; CONSENT TO JURISDICTION.

               (a) Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered to the recipient thereof in accordance with the provisions of this Section 12(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Owner, the Pass Through Trustee, the Subordination Agent or the Indenture Trustee to the respective addresses set forth below the signatures of such parties at the foot of this Agreement, or (B) if to any subsequent Note Holder, addressed to such Note Holder at its address set forth in the Equipment Note register maintained pursuant to Section 2.07 of the Indenture.

               (b) Consent to Jurisdiction. Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New
York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts; provided, however that the foregoing shall not apply to the right any party may have to seek removal of such suit, action or proceeding to federal court or to seek consolidation of any separate actions, suits or proceedings brought by one or more of the other parties in the same or different jurisdictions. The agreement set forth in this Section 12(b) is given solely for the benefit of the parties hereto and shall not inure to the benefit of any other Person.


        SECTION 13.   [RESERVED.]


        SECTION 14.   MISCELLANEOUS.

               (a) Survival. The representations, warranties, indemnities and agreements of Owner, the Indenture Trustee, the Subordination Agent and the Pass Through Trustee provided for in this Agreement or any other Operative Document, and Owner's, the Indenture Trustee's, the Subordination Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the making available of the respective Commitments by the Pass Through Trustee, the transfer of any interest by any Loan Participant in any Equipment Note or the Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document.

               (b) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               (c) Amendments and Waivers. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee.

               (d) Successors and Assigns. The terms of this Agreement shall be binding upon, and inure to the benefit of, Owner and, subject to the terms of this Agreement, its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, each Note Holder and its successors and registered assigns and the Indenture Trustee and its successors as Indenture Trustee under the Indenture. The terms of this Agreement shall inure to the benefit of the Liquidity Provider, its successors and permitted assigns.

               (e) Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

               (f) References. Unless otherwise specified, references in this Agreement to Sections, Exhibits, Schedules and Annexes are references to Sections, Exhibits, Schedules and Annexes herein or hereto.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    US AIRWAYS, INC.,
                                     Owner


                                    By:_______________________
                                    Name:
                                    Title:
                                    Address:  2345 Crystal Drive
                                              Arlington, Virginia 22227

                                    STATE STREET BANK AND
                                    TRUST COMPANY OF CONNECTICUT,
                                    NATIONAL ASSOCIATION,
                                      not in its individual capacity
                                      except as otherwise provided herein,
                                      but solely as Indenture Trustee


                                    By: ____________________________
                                    Name:
                                    Title:
                                    Address:   225 Asylum Street
                                               Goodwin Square
                                               Hartford, Connecticut 06103

                                    STATE STREET BANK AND TRUST
                                    COMPANY OF CONNECTICUT,
                                    NATIONAL ASSOCIATION, not in its
                                    individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee


                                    By:_______________________________
                                    Name:
                                    Title:
                                    Address:   225 Asylum Street
                                               Goodwin Square
                                               Hartford, Connecticut 06103


                                    STATE STREET BANK AND
                                    TRUST COMPANY OF CONNECTICUT,
                                    NATIONAL ASSOCIATION, not in its
                                    individual capacity, except as otherwise provided herein, but solely as Subordination Agent


                                    By: _____________________________
                                    Name:
                                    Title:
                                    Address:    225 Asylum Street
                                                Goodwin Square
                                                Hartford, Connecticut 06103




                                                             Owned Aircraft
                                                    Participation Agreement
                                                                     N___U_


                                 SCHEDULE I


                            NAMES AND ADDRESSES


Owner:                      US Airways, Inc.

                            U.S. MAIL

                            2345 Crystal Drive
                         Arlington, Virginia 22227


                            OVERNIGHT COURIER


                            Attn:
                            Telecopy No.:    (___) ___-____

                            WIRE TRANSFER

                          ABA No._________________
                         Acct. No._________________



Indenture Trustee,          State Street Bank and Trust Company of Connecticut,
Subordination Agent         National Association
and Pass Through
Trustee:                    U.S. MAIL

                            225 Asylum Street
                            Goodwin Square
                            Hartford, Connecticut 06103
                            Attn: Corporate Trust Administration
                            Telecopy No:  (860) 244-1889

                            with a copy to
                            State Street Bank and Trust Company
                            2 Avenue de Lafayette, 6th Floor
                            Boston, MA 02111
                            Attn:   Corporate Trust Department
                                    Ruth A. Smith
                            Telecopy No.: (617) 662-1461

                            OVERNIGHT COURIER

                            225 Asylum Street
                            Goodwin Square
                            Hartford, Connecticut 06103
                            Attn: Corporate Trust Administration
                            Telecopy No:  (860) 244-1889

                            with a copy to
                            State Street Bank and Trust Company
                            2 Avenue de Lafayette, 6th Floor
                            Boston, MA 02111
                            Attn: Corporate Trust Department
                                  Ruth A. Smith
                            Telecopy No.: (617) 662-1461


                            WIRE TRANSFER
                            State Street Bank and Trust Company of Connecticut, National Association
                            ABA No._________
                            Acct. No. ________
                            Attn:            Corporate Trust Administration
                            Reference:       U.S. Airways, Inc. 1999-1 EETC/
                                             N___U_




                                                               Owned Aircraft
                                                      Participation Agreement
                                                                       N___U_

                                SCHEDULE II

                                COMMITMENTS




                                      INTEREST RATE
         PERCENTAGE                    AND MATURITY                COMMITMENT

      US Airways, Inc.
    Pass Through Trust:
          1999-1A               8.36% Series A Secured             $__________
          _______%              Pass Through Certificates
                                due _____, ____

          1999-1B               9.01% Series B Secured             $__________
          _______%              Pass Through Certificates
                                due _____, ____

          1999-1C               7.96% Series C Secured             $__________
          ______%               Pass Through Certificates
                                due _____, ____




                                                               Owned Aircraft
                                                      Participation Agreement
                                                                       N___U_

                                SCHEDULE III

                       PASS THROUGH TRUST AGREEMENTS


Pass Through Trust Agreement, dated as of July 30, 1999, between US Airways, Inc., US Airways Group, Inc. and State Street Bank and Trust Company of Connecticut, National Association, as supplemented by Trust Supplement No. 1999-1A, dated as of August 31, 1999, as supplemented by Trust Supplement No. 1999-1B, dated as of August 31, 1999, as supplemented by Trust Supplement No. 1999-1C, dated as of August 31, 1999.



                                                               Owned Aircraft
                                                      Participation Agreement
                                                                       N___U_

                                 EXHIBIT A
                         TO PARTICIPATION AGREEMENT

                                  (N___U_)

                  SCHEDULE OF COUNTRIES FOR REREGISTRATION


                      Australia                    Malta
                      Austria                      Mexico
                      Bahamas                      Netherlands
                      Belgium                      New Zealand
                      Bermuda                      Norway
                      Brazil                       People's Republic of China
                      Canada                       Philippines
                      Denmark                      Portugal
                      Finland                      Republic of China (Taiwan)*
                      France                       Singapore
                      Germany                      South Korea
                      Grenada                      Spain
                      Greece                       Sweden
                      Iceland                      Switzerland
                      India                        Thailand
                      Ireland                      Tobago
                      Italy                        Trinidad
                      Jamaica                      Turkey
                      Japan                        United Kingdom
                      Luxembourg                   United States
                      Malaysia                     Venezuela

               *So long as on the date of registration such country and the United States have diplomatic relations at least as good as those in effect on the Delivery Date.




                                            Owned Aircraft Form Definitions
                                                                     N___U_


                                                                    ANNEX A


                                DEFINITIONS
                                  (N___U_)

           The following terms shall have the following meanings for all purposes of the Operative Documents referred to below, unless otherwise defined in an Operative Document or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Annex A and the provisions of the main body of any Operative Document, the provisions of the main body of such Operative Document shall control the construction of such Operative Document.

           Except as otherwise provided herein, all references to any agreement defined in this Annex A shall be deemed to include such agreement as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and, where applicable, the terms of the other Operative Documents. All references to statutes, rules and regulations shall be deemed to include all amendments, replacements and successors thereto unless otherwise specified herein.

           ["Acceptable Alternate Engine" means (i) a CFM International Model 56-5 (or improved) type engine having not less than 1,500 cycles left before such engine's next scheduled maintenance overhaul or (ii) an engine of the same or another manufacturer suitable for use on the Airframe and having a value and utility equal to or greater than a CFM Model 56-5 type engine, assuming such engine is in the condition required by the Indenture.] (1)

-------------------
(1) For A319 and A320 Aircraft; Definition for A330 Aircraft to be determined.


           "Actual Knowledge" means actual knowledge of a Responsible Officer in the Corporate Trust Office of the Indenture Trustee.

           "Additional Insured" means the Indenture Trustee, the Pass Through Trustee, the Liquidity Provider, Owner in its capacity as lessor under any Lease, and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers, employees and agents of the foregoing.

           "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

           "AIFS" means Airbus Industrie Financial Services, a corporation formed under the laws of Ireland.

           "Aircraft" means the Airframe to be subject to the Lien of the Indenture (or any airframe from time to time substituted for such Airframe pursuant to Section 5.06 of the Indenture) together with the two Engines initially subject to the Lien of the Indenture (or any engine substituted for either of such Engines pursuant to the terms of the Indenture), in each case as specified in the applicable Indenture Supplement, whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft.

           "Airframe" means: (i) the Airbus aircraft (except Engines or engines from time to time installed thereon) specified in the initial Indenture Supplement, and any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to Section 5.06 of the Indenture; and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon); provided, however, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property subject to the Lien of the Indenture in substitution for the Airframe pursuant to the applicable provisions of the Indenture, the replaced Airframe shall cease to be an Airframe subject to the Lien of the Indenture; provided further that the Airframe shall not include Passenger Convenience Equipment.

           "Amortization Amount" means, with respect to any Principal Amount Repayment Date, the amount set forth opposite such Date as the Principal Amount to be repaid on the Amortization Schedule.

           "Amortization Schedule" means the amortization schedule for the Equipment Notes delivered pursuant to Section 2.02 of the Indenture.

           "Applicable Rate" means as of any date the weighted average of the interest rates borne by the Equipment Notes then outstanding and, if no Equipment Notes shall be outstanding, the Base Rate.

           "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

           "Base Rate" means the rate of interest announced publicly by The Chase Manhattan Bank in New York, New York from time to time as its base rate.

           "Bill of Sale" means a full warranty bill of sale covering the Aircraft delivered by the Manufacturer or its Affiliate to Owner.

           "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Hartford, Connecticut or Pittsburgh, Pennsylvania.

           "Cash Equivalents" means (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of ninety (90) days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody's Investors Service, Inc. ("Moody's") or AA or better by Standard & Poor's Corporation ("S&P") and having a final maturity of ninety (90) days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by S&P or P1 by Moody's and having a final maturity of ninety (90) days or less from the date of purchase thereof; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus.

           "Certificated Air Carrier" means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

           "Citizen of the United States" has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

           "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

           "Class A Liquidity Provider" means AIG Matched Funding Corp., or any successor thereto.

           "Class B Liquidity Provider" means AIG Matched Funding Corp., or any successor thereto.

           "Class C Liquidity Provider" means AIG Matched Funding Corp., or any successor thereto.

           "Class C Purchase Agreement" means that certain Purchase Agreement, dated as of August 31, 1999, by and between Owner and AIFS.

           "Class C Special Indemnity Event" means the existence of any condition or event which, pursuant to Section 3 of the Registration Agreement, requires US Airways, Inc. to pay liquidated damages to the US Airways Pass Through Trust 1999-1C in accordance with such Section 3, subject to the last sentence of the first paragraph of Section 3 of the Registration Agreement.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Commitment" means the commitment pursuant to the Participation Agreement of a Pass Through Trustee to finance a portion of Owner's cost for the Aircraft.

           "Consent and Agreement" means, collectively, each Consent and Agreement (N___U_), dated as of the date of the Participation Agreement, executed by the Seller and the Manufacturer, respectively, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

           "Corporate Trust Office" means the principal office of the Indenture Trustee located at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Administration, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Owner, the Loan Participants and each Note Holder.

           "Debt Rate" means, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Indenture.

           "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

           "Delivery Date" means the date of the initial Indenture Supplement for the Aircraft.

           "Delivery Notice" means the notice of delivery delivered pursuant to Section 2(b) of the Participation Agreement.

           "Deposit Agreements" means, collectively, (i) that certain Deposit Agreement (Class A), dated as of August 31, 1999, between First Security Bank, National Association, as escrow agent under the Escrow Agreement referred to therein, and the Depositary, (ii) that certain Deposit Agreement (Class B), dated as of August 31, 1999, between First Security Bank, National Association, as escrow agent under the Escrow Agreement referred to therein, and the Depositary and (iii) that certain Deposit Agreement (Class C), dated as of August 31, 1999, between First Security Bank, National Association, as escrow agent under the Escrow Agreement referred to therein, and the Depositary.

           "Depositary" means ABN AMRO Bank N.V., acting through its Chicago branch, as Class A Depositary, Class B Depositary and Class C Depositary under the Deposit Agreements, or any successors thereto.

           "Dollars" and "$" mean the lawful currency of the United States of America.

           "Engine" means (i) each of the two [CFM International 56-5] (2)

 [Pratt & Whitney] (3) type engines listed by manufacturer's serial number in the initial Indenture Supplement, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and (ii) any Acceptable Alternate Engine that may from time to time be substituted, pursuant to the terms of the Indenture, for either of such two engines, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed there from; provided, however, that at such time as an engine shall be deemed part of the property leased under the Indenture in substitution for an Engine pursuant to the applicable provisions of the Indenture, the replaced Engine shall cease to be an Engine subject to the Lien of the Indenture. The term "Engines" means, as of any date of determination, all Engines then subject to the Lien of the Indenture.

-------------------
(2)     For A319 and A320 Aircraft

(3)     For A330 Aircraft


           "Equipment Note Register" has the meaning specified for such term in Section 2.07 of the Indenture.

           "Equipment Note Registrar" has the meaning specified for such term in Section 2.07 of the Indenture.

           "Equipment Notes" means and include any Equipment Notes issued under the Indenture, and issued in exchange therefor or replacement thereof.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

           "Escrow Agreements" means, collectively, (i) that certain Escrow and Paying Agent Agreement (Class A), dated as of August 31, 1999, among First Security Bank, National Association, as escrow agent, the Underwriters, the Pass Through Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as paying agent thereunder,
 (ii) that certain Escrow and Paying Agent Agreement (Class B), dated as of August 31, 1999, among First Security Bank, National Association, as escrow agent, the Underwriters, the Pass Through Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as paying agent thereunder and (iii) that certain Escrow and Paying Agent Agreement (Class
 C), dated as of August 31, 1999, among First Security Bank, National Association, as escrow agent, the Underwriters, the Pass Through Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as paying agent thereunder.

           "Event of Default" has the meaning specified for such term in
 Section 4.02 of the Indenture.

            "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property:
(i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Owner (or any Lessee) for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property for a period in excess of one hundred eighty (180) days; (iv) the requisition for use of such property by any governmental authority (other than a requisition for use by the United States Government or any government of registry of the Aircraft or any agency or instrumentality thereof) that shall have resulted in the loss of possession of such property by Owner (or any Lessee) for a period in excess of one hundred eighty (180) consecutive days; (v) [intentionally omitted];
(vi) condemnation, confiscation, requisition or taking of title of the Aircraft or the Airframe for more than thirty (30) days; (vii) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of one hundred eighty (180) consecutive days, unless Owner (or Lessee) shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Owner (or such Lessee), but in any event an "Event of Loss" shall occur if such "grounding" extends for a period of more than three hundred sixty (360) days; provided that no Event of Loss shall be deemed to occur if such "grounding" is applicable to Owner's entire fleet of [A319][A320][A330] aircraft and Owner, prior to the expiration of one year from the prohibition of such use, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, on a non-discriminatory basis, all steps which are necessary or desirable to permit the normal use of the Aircraft by Owner (or such Lessee), but in any event an "Event of Loss" shall be deemed to have occurred if such use shall have been prohibited for a period of two consecutive years; and (viii) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 5.06(b) of the Indenture. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

           "Expenses" means all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals and reasonable costs of investigation).

           "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner by the Manufacturer or its Affiliates.

           "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

           "Federal Funds Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by State Street from three Federal funds brokers of recognized standing selected by it.

           "Foreign Air Carrier" means any air carrier which is not a U.S. Air Carrier and which performs, or contracts for the performance of, maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration or any Permitted Foreign Air Authority.

           "French Pledge Agreement" means the French Pledge Agreement, dated as of the date of the Participation Agreement, between the Owner and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

           "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

           "Indemnitee" means (i) the Indenture Trustee, (ii) the Loan Participants and each other Note Holder, (iii) the Subordination Agent,
(iv) the Liquidity Provider, (v) the Pass Through Trustees, (vi) each Affiliate of the Persons described in clauses (i) through (v), inclusive,
(vii) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (vi), inclusive, and
(viii) the successors and permitted assigns of the Persons described in clauses (i) through (vii), inclusive.

           "Indemnity Agreement" means that certain Indemnity Agreement, dated as of August 31, 1999, between the Depositary and Owner.

           "Indenture" means that certain Indenture and Security Agreement (N___U_), dated as of the date of the Participation Agreement, between Owner and the Indenture Trustee, as it may from time to time be supplemented or amended as therein provided, including supplementing by the Indenture Supplement pursuant to the Indenture.

           "Indenture Agreements" means the Participation Agreement, the Purchase Agreement, the Purchase Agreement Assignment, the French Pledge Agreement, the Consent and Agreement and any other contract, agreement or instrument from time to time assigned or pledged under the Indenture.

           "Indenture Estate" means all estate, right, title and interest of the Indenture Trustee in and to the properties referred to in the Granting Clause of the Indenture.

           "Indenture Indemnitees" means (i) State Street and the Indenture Trustee, (ii) each separate or additional trustee appointed pursuant to the Indenture, (iii) the Subordination Agent, (iv) the Liquidity Provider, (v) each Pass Through Trustee, and (vi) each of the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (v), inclusive.

           "Indenture Supplement" means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which shall particularly describe the Aircraft, and any Replacement Airframe and Replacement Engine included in the property subject to the Lien of the Indenture.

           "Indenture Trustee" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity, but solely as Indenture Trustee, and any entity which may from time to time be acting as indenture trustee under the Indenture.

           "Indenture Trustee Documents" means the Participation Agreement, the Indenture, the Purchase Agreement Assignment, the French Pledge Agreement and any other agreements between the Indenture Trustee and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date.

           "Indenture Trustee's Liens" means any Lien which arises as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 6 of the Participation Agreement pursuant to said Section 6, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Article IV or V of the Indenture.

           "Insurance Brokers" has the meaning specified for such term in Exhibit B to the Indenture.

           "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of August 31, 1999, among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

           "Law" means (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

           "Lease" means any lease permitted by the terms of Section 7.02(b)(x) of the Indenture.

           "Lessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Lease which is then in effect pursuant to Section 7.02(b) of the Indenture.

           "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

           "Liquidity Facilities" means the three Revolving Credit Agreements, each dated as of August 31, 1999, between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

           "Liquidity Provider" means AIG Matched Funding Corp., as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

           "Loan Participant" means each Purchaser and its respective successors and registered assigns, including any Note Holder.

           "Loan Participant Liens" means any Lien which arises from acts or claims against any Loan Participant not related to the transactions contemplated by the Operative Documents.

           "Majority in Interest of Note Holders" as of a particular date of determination means the holders of more than a majority in aggregate unpaid Principal Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner or any Affiliate thereof).

           "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Owner and reasonably acceptable to the Indenture Trustee) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. "Average Life Date" means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note.

           "Manufacturer" means Airbus Industrie G.I.E., a groupement d'interet economique established under Ordonnance No. 67-821 dated September 23, 1967 of the Republic of France, and its successors and assigns.

           "Manufacturer Documents" means the Purchase Agreement and the Consent and Agreement.

           "Mortgaged Property" has the meaning specified for such term in
 Section 3.03 of the Indenture.

           "Multiplier" means (i) on any date when no Class C Special Indemnity Event is continuing, 0.00, (ii) on each day during the first ninety (90)-day period immediately following the occurrence of a Class C Special Indemnity Event, 0.0025, and (iii) thereafter, on each day during each subsequent ninety (90)-day period for so long as such Class C Special Indemnity Event exists, the Multiplier in effect for the immediately preceding ninety (90)-day period plus 0.0025; provided, that (a) notwithstanding the foregoing, the maximum Multiplier shall be 0.01, and
 (b) the Multiplier shall reset after such Class C Special Indemnity Event has ceased or no longer exists and clause (i) shall apply again to any subsequent Class C Special Indemnity Event.

           "Non-U.S. Person" means any Person other than a U.S. Person.

           "Note Holder" means any holder from time to time of one or more Equipment Notes.

           "Note Purchase Agreement" means the Note Purchase Agreement dated as of the Pass Through Trust Closing Date among Owner, the Pass Through Trustee for the Pass Through Trusts, the Subordination Agent, First Security Bank, National Association, as Escrow Agent, and State Street Bank and Trust Company of Connecticut, National Association, as Paying Agent.

           "Obsolete Parts" has the meaning specified for such term in
 Section 7.03(c) of the Indenture.

           "Operative Documents" means, collectively, the Participation Agreement, the Indenture, the Indenture Supplement covering the Aircraft, the Equipment Notes, the Purchase Agreement (insofar as it relates to the Aircraft), the Purchase Agreement Assignment, the French Pledge Agreement and the Consent and Agreement (each, an "Operative Document").

           "Operative Indentures" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustees.

           "Owner" means US Airways, Inc., a Delaware corporation.

           "Owner Documents" means the Participation Agreement, the French Pledge Agreement, the Indenture and the Equipment Notes.

           "Participants" means the Loan Participants (each individually, a "Participant").

           "Participation Agreement" means that certain Participation
 Agreement (N___U_), dated as of                           , ____, among the
 Subordination Agent, the Indenture Trustee, Owner and the Pass Through Trustee, as the same may from time to time be supplemented or further amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms thereof.

           "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Owner from a third party and (c) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine for so long as such items remain subject to the Lien of the Indenture after removal therefrom; provided that "Parts" shall not include Passenger Convenience Equipment.

           "Pass Through Certificates" means the pass through certificates to be issued by the Pass Through Trustee in connection with the Transactions.

           "Pass Through Documents" means the Participation Agreement, the Pass Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Liquidity Facilities and the Intercreditor Agreement.

           "Pass Through Indemnitees" means (i) the Subordination Agent, the Liquidity Provider and the Pass Through Trustee, (ii) each Affiliate of a Person described in the preceding clause (i), (iii) the respective directors, officers, employees, agents and servants of each of the Persons described in the preceding clauses (i) and (ii), and (iv) the successors and permitted assigns of the Persons described in the preceding clauses
 (i), (ii) and (iii).

           "Pass Through Trust" means, collectively, the three separate grantor trusts set forth in Schedule III to the Participation Agreement created, pursuant to the Pass Through Trust Agreements and each of the Pass Through Trust Supplements set forth in Schedule III to the Participation Agreement, to facilitate certain of the transactions contemplated by the Operative Documents.

           "Pass Through Trust Agreement" means the pass through trust agreement and each of the three separate pass through trust supplements referred to on Schedule III to the Participation Agreement.

           "Pass Through Trust Closing Date" means August 31, 1999.

           "Pass Through Trustee" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its capacity as trustee under each Pass Through Trust Agreement, and each other Person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

           "Passenger Convenience Equipment" means available components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications to passengers aboard the Aircraft.

           "Past Due Rate" means a rate per annum equal to 1% over the Debt
 Rate.

           "Payment Date" means each January 20 and July 20, commencing on ________ 20, ____ (or, if any such day is not a Business Day, the immediately succeeding Business Day) until the Equipment Notes have been paid in full.

           "Permitted Foreign Air Authority" means the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

           "Permitted Foreign Air Carrier" means any air carrier with its principal executive office in a country listed in Exhibit C to the Indenture as in effect from time to time and as may be modified in accordance with Section 7(b) of the Participation Agreement.

           "Permitted Lien" means any Lien referred to in clauses (i) through (viii) of Section 7.01 of the Indenture.

           "Permitted Lessee" means any (i) manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by the Indenture Trustee and (iv) any U.S. Air Carrier.

           "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Principal Amount", with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

           "Principal Amount Repayment Date" means each Payment Date on which any portion of the Principal Amount is due and payable in accordance with the Amortization Schedule.

           "Purchase Agreement" means the [Sale and Purchase Agreement, dated as of October 31, 1997, between the Seller and US Airways Group, Inc., ] (4) [Purchase Agreement dated as of November 24, 1998 between US Airways Group, Inc. and the Seller ] (5) (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement), as the same may be amended or otherwise supplemented from time to time, relating to the Aircraft.

-------------------
(4)     For A319 and A320 Aircraft transactions.

(5)     For A330 Aircraft transactions


           "Purchase Agreement Assignment" means the Purchase Agreement Assignment (N___U_), dated as of the date of the Participation Agreement, between Owner and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Seller attached thereto.

           "Purchasers" means the Pass Through Trustees under each Pass Through Trust Agreement.

           "QIB" has the meaning specified for such term in Section 2.08 of the Indenture.

           "Registration Agreement" means the Registration Agreement dated August 31, 1999 by Owner, and confirmed and accepted by AIFS, in respect of the ___% Pass Through Certificates, Series 1999-1, Class C, as such Registration Agreement may be amended, modified and supplemented from time to time in accordance with the provisions thereof.

           "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by
 (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment; by (b) the then unpaid principal amount of such Equipment Note.

           "Replacement Airframe" means any airframe substituted for the Airframe pursuant to Section 5.06 of the Indenture.

           "Replacement Engine" means any engine substituted for an Engine pursuant to Section 5.06 of the Indenture.

           "Responsible Officer" means a responsible officer in the Corporate Trust Office of the Indenture Trustee.

           "Scheduled Delivery Date" has the meaning specified for such term in Section 2(d) of the Participation Agreement.

           "Secured Obligations" has the meaning specified for such term in the Granting Clause of the Indenture.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Seller" means AVSA, S.A.R.L., a societE a responsabilite limitee organized and existing under the laws of the Republic of France.

           "Senior Holder" has the meaning specified for such term in
 Section 2.15(c) of the Indenture.

           "Series A" or "Series A Equipment Notes" means Equipment Notes issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series A."

           "Series B" or "Series B Equipment Notes" means Equipment Notes issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series B."

           "Series C" or "Series C Equipment Notes" means Equipment Notes issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series C."

           "State Street" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its capacity as Indenture Trustee under the Indenture, but in its individual capacity.

           "Subordination Agent" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

           "Taxes" means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, recording charges and assessments of any kind whatsoever that are in the nature of taxes or other governmental charges including interest, penalties and additions to tax (each, individually a "Tax").

           "Transaction Expenses" means: all of the reasonable out-of-pocket costs, fees and expenses incurred by Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee in connection with the transactions contemplated by the Participation Agreement, the other Operative Documents, the Pass Through Trust Agreements, the Pass Through Documents, the Intercreditor Agreement, the Liquidity Facilities and the Underwriting Agreement (except, in each case, as otherwise provided therein) including, without limitation:

      (a) the reasonable and actual fees, expenses and disbursements of (A) Bingham Dana LLP, special counsel for the Pass Through Trustee, the Subordination Agent and the Indenture Trustee, (B) Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Underwriters, and (C) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma and (D) Simpson Thacher & Bartlett, special counsel to AIFS;

      (b) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Indenture;

      (c) the initial fees and expenses of the Liquidity Provider, the Pass Through Trustee and the Subordination Agent;

      (d)  underwriting fees and commissions;

      (e) the fees and expenses with respect to the appraisal of the Aircraft;

      (f) the fees, expenses and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates, special counsel for Owner;

      (g) the costs of filing and recording documents with the FAA and filing Uniform Commercial Code statements in the United States;

      (h) the reasonable fees, expenses and disbursements of special counsel to the Liquidity Provider;

      (i) the expenses of the Depositary payable under Section 10(a) of each Indemnity Agreement; and

      (j) the reasonable fees, expenses and disbursements of, Clifford Chance, special counsel to the Seller and the Manufacturer.

           "Transactions" means the transactions contemplated by the Participation Agreement and the other Operative Documents.

           "Transportation Code" means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

           "Underwriters" means Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities Inc. and Salomon Smith Barney Inc.

           "U.S. Air Carrier" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to
 Part 121 of the regulations under the Transportation Code, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

           "U.S. Person" means any Person that qualifies as a "United States person" under Section 7701(a)(30) of the Code.

           "Wet Lease" means any arrangement whereby the Owner (or any Lessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Owner (or any Lessee) possessing all current certificates and licenses that would be required under the Transportation Code, or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Owner (or any Lessee)) and (ii) shall be maintained by Owner (or any Lessee) in accordance with its normal maintenance practices.



                         [FORM OF SASM&F (ILLINOIS)
                        OPINION FOR OWNED AIRCRAFT]



                                     __________, [1999][2000]


To Each Person Listed on
Schedule I Hereto

            Re:   US Airways, Inc. Trust No. N

Ladies and Gentlemen:

            We have acted as special counsel to US Airways, Inc., a Delaware corporation ("US Airways"), in connection with the execution and delivery of (i) the Participation Agreement (US Airways, Inc. Trust No. N______), dated as of __________, [1999][2000] (the "Participation
Agreement"), among US Airways, as Lessee and State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity except as otherwise provided therein, but solely as Pass Through Trustee, Indenture Trustee and Subordination Agent relating to the Aircraft described in the Indenture Supplement (as defined below); (ii) the issuance and sale of the Equipment Notes (as defined below) pursuant to the Trust Indenture and Security Agreement (N ____), dated as of ________, [1999][2000] by and between US Airways and the Indenture Trustee ("the Trust Indenture"), as supplemented by the Trust Indenture and Security Agreement Supplement (N_____), dated _________, [1999][2000] of US Airways (the "Indenture Supplement"); (iii) the Purchase Agreement Assignment, dated as of ____ ___, [1999][2000], between the Indenture Trustee and US Airways (the "Purchase Agreement Assignment"); (iv) the Pass Through Trust Agreement, dated as of _____________, 1999, between the Pass Through Trustee and US Airways (the "Pass Through Trust Agreement"); and (v) each of the Pass Through Trust Supplements dated as of ________, 1999 (collectively, the "Pass Through Trust Supplements"). This opinion is being delivered pursuant to Section [4(a)(xi)] of the Participation Agreement.

            In our examination, we have assumed the genuineness of all signatures, including indorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as telefacsimile, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion, we have relied solely upon statements, representations and warranties of US Airways, the Indenture Trustee, the Subordination Agent, the Pass Through Trustee and their respective officers and representatives, and others in the Operative Documents and of public officials, including the facts set forth in the Company's Certificate described below, and we have made no independent investigation or inquiry with respect to such factual matters.

            In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

            (a)  the Participation Agreement;

            (b)  the Purchase Agreement Assignment;

            (c)  the Trust Indenture;

            (d)  the Indenture Supplement;

            (e)  the Equipment Notes;

            (f)  the Pass Through Trust Agreement;

            (g)  each of the Pass Through Trust Supplements;

            (h) unfiled, but signed copies of financing statements naming "U.S. Airways, Inc." as debtor and "State Street Bank and Trust Company of Connecticut, as Indenture Trustee" as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest in the Offices of the Secretary of State of the State of New York (such filing Office, the "New York Filing Office" and such financing Statement, the "New York Financing Statement");

            (i) unfiled, but signed financing statements naming "US Airways, Inc." as debtor and "State Street Bank and Trust Company of Connecticut, as Indenture Trustee" as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest in the offices of State Corporation Commission, Virginia and the Arlington County Clerk (such filing offices, the "Non-Admitted State Filing Offices" and such financing statements, the "Non-Admitted State Financing Statements");

            (j) a certificate of US Airways, dated the date hereof, a copy of which is attached as Exhibit A;

            (k) certified copies of the Certificate of Incorporation and By-laws of US Airways;

            (l) certified copies of certain resolutions of the Board of Directors of US Airways adopted on _______;

            (m) a certificate of good standing from the Secretary of State of the State of Delaware as to the good standing of US Airways in such jurisdiction; and

            (n) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.(1)

            We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York , (ii) the General Corporation Law of the State of Delaware and (iii) the Applicable Laws of the United States of America. In this respect, we call to your attention that certain of the Operative Documents are governed by laws of jurisdictions other than those described above and we express no opinion as to the effect of any such laws on the opinions expressed herein. In addition, we express no opinion with respect to the Transportation Code or the rules and regulations of the Federal Aviation Administration or the effect thereof on the opinions herein stated. In addition, we call to your attention that we are not admitted to practice in the State of Virginia (the "Non-Admitted State") and our opinions in paragraph 8 with respect to the laws of such State is based solely on our review of Sections 9-401 and 9-402 of the Uniform Commercial Code in effect in the State of Virginia (the "Non-Admitted State UCC") as published in the CCH Secured Transactions Guide without regard to case law decided thereunder.

--------
(1) For transactions involving leases to Shuttle, include a reference to Shuttle Lease.



            Capitalized terms not otherwise defined herein have the meanings assigned thereto in Annex A to the Participation Agreement. The documents referred to in (a) through (g) above shall hereinafter be referred to collectively as the "Transaction Documents." "Applicable Laws" shall mean those laws, rules, regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any special law, rule or regulation, and which are not the subject of a specific opinion herein referring to a particular law or laws. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to Applicable Laws. Unless otherwise indicated, the "New York UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            1. Each of the Transaction Documents constitutes the valid and binding obligation of US Airways enforceable against US Airways in accordance with its terms under the laws of the State of New York. The Trust Indenture and the Indenture Supplement constitute valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with their terms under the laws of the State of New York.

            2. Neither the execution and delivery by US Airways of the Transaction Documents nor the compliance by US Airways with the terms and provisions thereof will contravene any Applicable Law of the State of New York or any Applicable Law of the United States of America.

            3. Except for (a) the due and timely filing and, where appropriate, recording of the Trust Indenture (with the Indenture Supplement covering the Aircraft attached as an exhibit), pursuant to the Transportation Code, (b) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (c) compliance with the securities law of each applicable state and (d) filing of appropriate UCC Financing Statements and continuation statements, no Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required in connection with the execution, delivery or enforceability by US Airways of any of the Transaction Documents.

            4. No registration of US Airways or any of the Pass Through Trusts under the Investment Company Act of 1940, as amended, is required.

            5. The Equipment Notes, when issued to and acquired by the Pass Through Trustee, will be valid and binding obligations of US Airways enforceable against US Airways in accordance with their terms and the terms of the Trust Indenture, as supplemented by the Indenture Supplement, and will be entitled to the benefits of the Trust Indenture, as supplemented by the Indenture Supplement.

            6. The provisions of the Trust Indenture, as supplemented by the Indenture Supplement, are effective to create, in favor of the Indenture Trustee to secure the Secured Obligations, a valid security interest in US Airways' rights in that portion of the collateral described therein which is subject to Article 9 of the New York UCC (the "UCC Collateral").

            7. The New York Financing Statement is in appropriate form for filing in the New York Filing Office. To the extent that the New York UCC governs the perfection of a security interest in US Airways' rights in the UCC Collateral, as to which we express no opinion, the security interest in favor of the Indenture Trustee in the UCC Collateral described in the New York Financing Statement will be perfected upon filing of the New York Financing Statement in the New York Filing Office.

            Our opinions in paragraph 6 and 7 with respect to the security interest of the Indenture Trustee is subject to the following qualifications:

            (a) We have assumed the US Airways owns, or with respect to after-acquired property will own, the UCC Collateral, and we express no opinion as to the nature or extent of US Airways' rights in or title to any of the UCC Collateral and we note that with respect to after-acquired property, the security interest will not attach until US Airways acquires ownership thereof.

            (b) Our opinion with respect to the validity of the security interest of the Indenture Trustee is limited to Article 9 of the New York UCC, and such opinion does not address (i) laws of jurisdictions other than New York, and of New York except for Article 9 of the UCC, (ii) collateral of a type not subject to Article 9 of the Applicable UCC, and (iii) what law governs perfection or priority of the security interests granted in the collateral covered by this opinion.

            (c) We call your attention that under the UCC, events occurring subsequent to the date hereof may affect any security interest subject to the UCC including, but not limited to, factors of the type identified in
Section 9-306 with respect to proceeds; Section 9-103 with respect to changes in the location of the collateral and the location of a debtor; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of the collateral. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to a debtor or another person and voluntarily subordinating a security interest) may affect any security interest subject to the UCC.

            (d) We express no opinion with respect to the priority of the security interest of the Indenture Trustee.

            (e) We call to your attention that with respect to any goods which is an accession to, or commingled or processed with other goods, the security interest of the Indenture Trustee may be limited by Section 9-314 or 9-315 of the New York UCC.

            (f) In the case of any instrument, chattel paper, account or general intangible which is itself secured by other property, we express no opinion with respect to the Indenture Trustee's rights in and to such underlying property.

            (g) In the case of chattel paper, accounts or general intangibles, we call to your attention that the security interest of the Indenture Trustee for the benefit of the Pass Through Trustee may be subject to the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors.

            (h) In the case of goods, we express no opinion regarding the security interest of the Indenture Trustee for the benefit of the Pass Through Trustee in any goods which are subject to a certificate of title or a document of title.

            (i) We express no opinion regarding the security interest of the Indenture Trustee for the benefit of the Pass Through Trustee in any items which are subject to a statute, regulation or treaty of the United States of America which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from the place specified in the UCC for filing to perfect such security interest.

            (j) We express no opinion regarding the security interest of the Indenture Trustee for the benefit of the Pass Through Trustee in any of the UCC Collateral consisting of claims against any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America or any state thereof).

            (k) We have assumed that US Airways maintains a place of business in more than one county in the State of New York.

            8. You have asked our opinion whether the Non-Admitted State UCC Financing Statements are in a form acceptable for filing under the Non-Admitted State UCC and also whether the filing of any additional county filings would be necessary under the Non-Admitted State UCC. We call to your attention that we are not admitted to practice in the State of Virginia and our opinion is limited to the review described below. We express no opinion with respect to the perfection or priority of the security interest of the Indenture Trustee for the benefit of the Note Holders.

A. Based solely on our review of Section 9-402 of the Non-Admitted State UCC as published in the CCH Secured Transaction Guide (without consideration of case law decided thereunder), we are of the opinion that no additional information is required on the face of the Non-Admitted State Financing Statements for the Non-Admitted State Financing Statements to be accepted for filing in the Non-Admitted State Filing offices.

B. Based solely on our review of Section 9-401 of the Non-Admitted State UCC as published in the CCH Secured Transaction Guide (without consideration of case law decided thereunder), we are of the opinion that the Indenture Trustee for the benefit of the Note Holders is not required to file UCC financing statements in any additional county filing offices in the State of Virginia.

Our opinion in paragraph 8 with respect to the security interest in the Non-Admitted State is subject to the following qualifications:

            (a) our opinions are limited to Sections 401 and 402 of Article 9 of the Non-Admitted State UCC, and therefore such opinions do not address
(i) laws of jurisdictions other than the Non-Admitted State, and of the Non-Admitted State except for Sections 401 and 402 of Article 9 of the Non-Admitted State UCC, (ii) collateral of a type not subject to Article 9 of the Non-Admitted State UCC and (iii) under Section 9-103 of the Non-Admitted State UCC, what law governs perfection of the security interests granted in the collateral covered by this opinion;

            (b) we express no opinion as to collateral of a type perfected by means other than the filing of a financing statement under the Non-Admitted State UCC;

            (c) we express no opinion with respect to collateral consisting of goods which are or are to become fixtures, equipment used in farming operations, or farm products, or accounts or general intangibles arising from or relating to the sale of farm products by a farmer, consumer goods, crops growing or to be grown, timber to be cut or minerals or the like (including oil and gas), or accounts subject to subsection 5 of Section 9-103 of the Non-Admitted State UCC;

            (d) we call to your attention that we have not considered the effect of any tax laws or other similar laws of the Non-Admitted State which may require the payment of a tax or fee in connection with the filing of the Non-Admitted State Financing Statements and we express no opinion regarding any tax or fee payable in connection with the filing of the Non-Admitted State Financing Statement (including, without limitation, the existence or calculation of any such tax or fee); and

            (e) we have assumed that the Company's only place of business in Virginia is and will be located at 2345 Crystal Drive, Arlington, VA 22227.

            9. The Indenture Trustee acting in behalf of the holders of the Equipment Notes will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft if US Airways is a debtor in a case under Chapter 11 of the Bankruptcy Code.

            10. [US Airways, as lessor under the lease to US Airways Shuttle, will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft if US Airways Shuttle is a debtor in a case under Chapter 11 of the Bankruptcy Code.](2)

            With respect to our opinion[s] in paragraph[s] 9 [and 10], we note that a 1998 decision, Western Pacific Airlines, Inc. v. GATX (In re Western Pacific Airlines, Inc.), 219 B.R. 305, on rehearing, 221 B.R. 1 (D. Colo. 1998), appeal dismissed as moot, vacatur denied, Boullioun Aircraft Holding Co., Inc. v. Smith Management (In re Western Pacific Airlines, Inc.), 1999 WL 459469 (10th Cir. July 7, 1999), ruled that Section 1110 does not apply in a case after the trustee timely makes the agreement specified in Section 1110(a)(1)(A) and timely cures defaults outstanding as of the date of the Chapter 11 petition or that occur during the first sixty days of the case, with the result, among others, that the ability of an Indenture Trustee to exercise remedies based on a default that occurs after the first sixty days of the Chapter 11 case would be subject to the automatic stay. We believe that this decision construes Section 1110 in a manner that is inconsistent with both the language of Section 1110 and the legislative history explaining the purpose and operation of Section 1110. Accordingly, we believe that the decision is an incorrect interpretation of
Section 1110.

            In addition, with respect to our opinion[s] in paragraph[s] 9 [and 10], we have, with your consent, relied on the US Airways Opinion to the effect that [each of] US Airways [and US Airways Shuttle] is a "citizen of the United States," as defined in Section 40102 of Title 49 of the United States Code, and [each of US Airways and US Airways Shuttle] holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo and we have assumed that the security interest of the Indenture Trustee in the Aircraft is perfected.

            Our opinions are subject to the following assumptions and qualifications:

--------------------
(2) All bracketed language is for Aircraft leased to US Airways Shuttle.


            (a) enforcement of the Transaction Documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

            (b) certain of the remedial provisions with respect to the security including waivers with respect to the exercise of remedies against the Trust Indenture Estate contained in the Trust Indenture, as supplemented by the Indenture Supplement, may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of each of the Trust Indenture, as supplemented by the Indenture Supplement, taken as a whole, and the Trust Indenture, as supplemented by the Indenture Supplement, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the security thereof;

            (c) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (without in any way limiting other qualifications and assumptions made herein, other than US Airways) to the Transaction Documents with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any such party;

            (d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents to the extent any such rights are violative of the public policy (including, without limitation, the public policy underlying any federal or state securities law, rule or regulation);

            (e) we express no opinion as to any provision of any Transaction Document that provides a penalty or to the extent that it provides for an absolute and unconditional obligation to perform such Transaction Document even though such Transaction Document is invalid or terminated or such performance would be illegal; and

            (f) with respect to our opinion that the New York choice of law provision in the Transaction Documents which are expressly governed by New York law is enforceable, we rely upon, among other things, the Act of July 19, 1984, Ch. 421, 1984 McKinney's Sess. Laws of N.Y. 1406, (codified at N.Y. Gen. Oblig. Law ss.ss. 5-1401, 5-1402 (McKinney Supp. 1986) and N.Y. CPLR 327(b) (McKinney Supp. 1986) (the "Act"), and our opinion is subject to the qualifications that such enforceability (i) may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgement upon an agreement containing such provisions, is sought, and (ii) as specified in the Act, does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the Uniform Commercial Code for the State of New York.

            In rendering the foregoing opinions, we have assumed, with your consent, that:

            (a) each of the Transaction Documents constitutes the legal, valid and binding obligation of each party thereto (other than US Airways and, in the case of the Trust Indenture, the Indenture Trustee) enforceable against each such party (other than US Airways and, in the case of the Trust Indenture, the Indenture Trustee) in accordance with its terms;

            (b) each of (i) State Street Bank and Trust Company of Connecticut, National Association and (ii) US Airways is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization;

            (c) each of (i) State Street Bank and Trust Company of Connecticut, National Association, individually and as Indenture Trustee, Subordination Agent and Pass Through Trustee, (ii) US Airways has full power, authority and legal right to enter into and perform its respective obligations under, and consummate the transactions contemplated by, each of the Transaction Documents to which it is a party;

            (d) each of (i) State Street Bank and Trust Company of Connecticut, National Association, individually and as Indenture Trustee, Subordination Agent and Pass Through Trustee, and (ii) US Airways has duly authorized, executed and delivered each of the Transaction Documents to which it is a party;

            (e) the execution, delivery and performance of the Transaction Documents by each of the parties thereto and the consummation of the transactions contemplated thereby does not and will not conflict with, contravene, violate or constitute a default under (i) the respective certificate of incorporation, by-laws or other organizational documents of any such party, (ii) any indenture, mortgage, lease, agreement or other instrument to which any such party is a party or by which it or any of its property may be bound or subject, (iii) any law, rule or regulation of any jurisdiction (provided that we make no such assumption with respect to Applicable Laws of the State of New York and Applicable Laws of the United States of America insofar as such Applicable Laws apply to US Airways, as to which we express our opinion in paragraph 2 herein) or (iv) any judicial or administrative order or decree of any governmental authority; and

            (f) except for (i) the due and timely filing and, where appropriate, recording of the Trust Indenture and the Indenture Supplement covering the Aircraft attached as an exhibit pursuant to the Transportation Code, (ii) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (iii) compliance with the securities law of each applicable state and (iv) the filing of appropriate UCC financing statements, no consent, license, permit or approval of, or giving of notice to, or registration with, or taking of any action in respect of, any governmental authority of any jurisdiction is required in connection with (X) the execution, delivery and performance by any party to any Transaction Document of the respective Transaction Documents to which it is a party, (Y) the consummation of the transactions contemplated thereby or
(Z) the legality, validity or enforceability of the Transaction Documents with respect to any party to any Transaction Document (provided that we make no such assumption with respect to those required by Applicable Laws as such Applicable Laws apply to US Airways).

            With respect to US Airways, we understand that you are separately receiving an opinion with respect to certain matters set forth above from Howard L. Wu, Esq., Associate General Counsel to US Airways (the "US Airways Opinion"). With respect to Transportation Code matters, we understand that you are separately receiving an opinion with respect to certain matters set forth above from Crowe & Dunlevy, P.C., special Transportation Code counsel (the "TC Opinion"). With respect to the Indenture Trustee, the Pass Through Trustee and the Subordination Agent, we understand that you are separately receiving an opinion with respect to certain matters set forth above from Bingham Dana LLP, special counsel to the Indenture Trustee, the Pass Through Trustee and the Subordination Agent (the "State Street Opinion;"and together with the US Airways Opinion and the TC Opinion, the "Other Counsel's Opinions"). We are advised that such Other Counsel's Opinions contain qualifications. Our opinions herein stated are based upon the assumptions specified above, and we express no opinion as to the effect on the opinions herein stated of the qualifications stated in the Other Counsel's Opinions.

            This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without our prior written consent.

                              Very truly yours,




                                 SCHEDULE I


State Street Bank and Trust Company of Connecticut, National Association, individually and as Indenture Trustee, Pass Through
      Trustee and Subordination Agent

Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041


                         Officer's Certificate to SASM&F (Illinois) Opinion
                                                                 N_________



                                 EXHIBIT A


                                Certificate


            The undersigned, Howard L. Wu, is the Associate General Counsel of US Airways, Inc., a Delaware corporation (the "Lessee"), and understands that pursuant to certain of the Transaction Documents (as defined in the Opinion referred to below), Skadden, Arps, Slate, Meagher & Flom (Illinois) ("SASM&F") is rendering an opinion dated the date hereof (the "Opinion") to each of the Persons listed on Schedule I thereto. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Opinion. The undersigned further understands that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion.

            With regard to the foregoing, on behalf of the Lessee, the undersigned certifies that:

            1. Due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

            2. SASM&F may rely upon the representations and warranties that the Lessee has made in each of the Transaction Documents to which it is a party. The undersigned has made a careful review of the representations and warranties of the Lessee contained in each of the Transaction Documents and hereby confirms, to the best of his knowledge and belief, that such representations and warranties are true, correct and complete on and as of the date of this certificate.

            3. Less than 25 percent of the assets of Lessee and its subsidiaries on a consolidated basis and on an unconsolidated basis consist of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

            4. Lessee is engaged primarily, directly and through its wholly-owned subsidiaries and its Majority-Owned Subsidiaries (as hereinafter defined), in the airline transportation business and (i) is not and does not hold itself out as being, engaged primarily nor does it propose to engage primarily, in the business of investing, reinvesting or trading in Securities (as hereinafter defined), (ii) has not and is not engaged in, and does not propose to engage in, the business of issuing Face-Amount Certificates of the Installment Type (as hereinafter defined) and has no such certificate outstanding and (iii) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in Securities, whether or not as its primary activity, and does not own or propose to acquire Investment Securities (as hereinafter defined) having a Value exceeding 40% of the Value of the total assets of the Lessee (exclusive of Government Securities (as hereinafter defined)) on an unconsolidated basis.

            5. Neither the Lessee nor any of its subsidiaries or affiliates owns or operates facilities that are used for the generation, transmission, or distribution of electric energy for sale ("electric utility facilities").

            6. Neither the Lessee nor any of its subsidiaries or affiliates owns or operates facilities that are used for the distribution at retail of natural or manufactured gas for heat, light, or power ("gas utility facilities").

            7. Neither the Lessee nor any of its subsidiaries or affiliates, directly or indirectly, or through one or more intermediary companies, owns, controls or holds with power to vote (a) five percent (5%) or more of the outstanding securities, such as notes, drafts, stock, treasury stock, bonds, debentures, certificates of interest or participation in any profit sharing agreements or in oil, gas, other mineral royalties or leases, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificate of deposit for a security, receiver's or trustee's certificates, or any other instrument commonly known as a "security" (including certificates of interest or participation in, temporary or interim certificates for, receipt for, guaranty of, assumption of liability on, or warrants or right to subscribe to or purchase any of the foregoing) presently entitling it to vote in the direction or management of, or any such instrument issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such instrument is presently entitled to vote in the direction or management of, any corporation, partnership, association, joint-stock Company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities, or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in any corporation, partnership, association, joint-stock Company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities.

            8. Neither the Lessee nor any of its subsidiaries or affiliates has received notice that the Securities and Exchange Commission has determined, or may determine, that the Lessee or any of its subsidiaries or affiliates exercises a controlling influence over the management or direction of the policies of a gas utility Company or an electric utility Company as to make it subject to the obligations, duties and liabilities imposed on holding companies by the Public Utility Holding Company Act of 1935, as amended.

            9. As used in paragraph 4 of this certificate, the following terms shall have the following meanings:

            "Control" means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position with such Company;

            "Face-Amount Certificate of the Installment Type" means any certificate, investment contract, or other Security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount;

            "Government Securities" means all Securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing;

            "Investment Securities" includes all Securities except (A) Government Securities, (B) Securities issued by employees' securities companies, and (C) Securities issued by Majority-Owned Subsidiaries of the Lessee which are not engaged and do not propose to be engaged in activities within the scope of clause (i), (ii) or (iii) of paragraph 4 of this Certificate;

            "Majority-Owned Subsidiary" of a person means a Company 50% or more of the outstanding Voting Securities of which are owned by such person, or by a Company which, within the meaning of this paragraph, is a Majority-Owned Subsidiary of such person. Notwithstanding the foregoing, a Company shall not be considered a Majority-Owned Subsidiary of a person if Control of such Company rests with someone other than such person;

            "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferrable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing;

            "Value" means (i) with respect to Securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other Securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by or under the direction of the board of directors; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof;

            "Voting Security" means any security presently entitling the owner or holder hereof to vote for the election of directors of a Company.


            IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of ______, 1999.



                                    __________________________________
                                    Name:  Howard L. Wu
                                    Title: Associate General Counsel




                                                                  Exhibit B-2

                      [LETTERHEAD OF US AIRWAYS, INC.]

                          [OWNED AIRCRAFT OPINION]











                                    -------------- --, ----


To Each Person Listed on
Schedule I Hereto

            Re:   US Airways, Inc. Trust No.  N___US


Ladies and Gentlemen:

            I am the _____________________ of US Airways, Inc., a Delaware corporation ("US Airways"), and am familiar with the transactions contemplated by the Participation Agreement (US Airways, Inc. Trust No. N___U_), dated as of ______________ __, ____ (the "Participation
Agreement"), among US Airways, State Street Bank and Trust Company of Connecticut, a national banking association, not in its individual capacity except as otherwise provided therein but solely as Pass Through Trustee, Indenture Trustee and Subordination Agent relating to the Aircraft (as defined below). Capitalized terms not otherwise defined herein have the meanings assigned thereto in Annex A to the Participation Agreement.

            This opinion is being delivered pursuant to Section 4[(a)(xi)] of the Participation Agreement.

            In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all copies submitted to me as telefacsimile, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion, I have relied solely upon statements, representations and warranties of US Airways, the Indenture Trustee, the Subordination Agent, the Pass Through Trustee and their respective officers and representatives, and others in the Operative Documents and of public officials, and I have made no independent investigation or inquiry with respect to such factual matters.

            In rendering the opinions set forth herein, I have examined and relied on executed originals or copies of the following:

            (a)  the Participation Agreement;

            (b)  the Trust Indenture;

            (c)  the Trust Supplement;

            (d)  the Equipment Notes;

            (e)  the Pass Through Trust Agreement;

            (f)  each of the Pass Through Trust Supplements;

            (g)  certified copies of the Certificate of
                 Incorporation and By-laws of US Airways;

            (h) certified copies of certain resolutions of the Board of Directors of US Airways adopted on ____________;

            (i) a certificate of good standing from the Secretary of State of the State of Delaware as to the good standing of US Airways in such jurisdiction; and

            (j) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

            Based on the foregoing, it is my opinion that:


            1. US Airways is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has or had, on the date of execution thereof, the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under each of the Operative Documents to which it is a party. US Airways is duly qualified to do business and is in good standing in the State of Virginia and each other state of the United States in which its operations or the nature of its business requires US Airways to so qualify, except where the failure to so qualify would not have a material adverse effect on US Airways or its business.

            2. US Airways possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect, except where any failure would not have a material adverse effect on US Airways or its business.

            3. Each of the Operative Documents to which US Airways is a party has or had, on the date of execution thereof, been duly authorized, executed and delivered by US Airways.

            4. Neither the execution and delivery by US Airways of any of the Operative Documents to which US Airways is a party, nor the consummation of any of the transactions by US Airways contemplated thereby, nor the performance of the obligations thereunder by US Airways, did at the time of execution and delivery, or does presently (a) require any stockholder approval or violate the certificate of incorporation or By-laws of US Airways or (b) conflict with or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than any Permitted Lien) upon the property of US Airways under any law, governmental rule or regulation, or the charter or By-laws of US Airways or any order, writ, injunction or decree of any court or governmental authority against US Airways or by which any of its properties may be bound or any material indenture, mortgage, contract or other agreement known to me to which US Airways is a party or by which it may be bound, or require the approval or consent of any trustee or the holders of any indebtedness or material obligations of US Airways.

            5. Neither the execution and delivery by US Airways of any of the Operative Documents to which it is a party, nor the consummation of any transactions by US Airways contemplated thereby, nor the performance of the obligations thereunder by US Airways, did or does, as the case may be, (a) require the consent or approval of, the giving of notice to, or (except as described or contemplated in the Operative Documents, all of which were or are required to be performed on or prior to the Delivery Date and which were or shall have been accomplished on or prior to the Delivery Date) the registration with, or the taking of any other action in respect of, the FAA, the Securities and Exchange Commission or any other authority or agency of the federal government or of the State of Virginia other than (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (ii) compliance with the securities laws of each applicable state and (iii) the filings and, where appropriate, recording, pursuant to the Transportation Code, of the Trust Indenture (with the Trust Indenture and Trust Supplement covering the Aircraft attached as an exhibit), or (b) contravene any judgment or order applicable to or binding on US Airways or any law or governmental rule or regulation of the United States or of the State of Virginia.

            6. There is no pending or, to my knowledge, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) (i) is expected to have a material adverse effect on (A) the financial condition of US Airways except for the matters described under "Legal Proceedings" in US Airways' Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and US Airways' Quarterly Report on Form 10-Q for the quarter ended ______________, as to all of which I can express no opinion at this time concerning US Airways' liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of US Airways, or (B) the ability of US Airways to perform its obligations under the Operative Documents, or (ii) involves the Aircraft.

            7. US Airways is a duly certificated "air carrier" within the meaning of the Transportation Code, and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code, and an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect.

            8. US Airways is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            [9. Shuttle, Inc. ("US Airways Shuttle") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code.

            10. US Airways Shuttle is a duly certificated "air carrier" within the meaning of the Transportation Code, and is a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code, and an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect.]1

                    I do not express any opinion as to matters governed by any law other than the federal laws of the United States of America and the corporation law of the State of Delaware.

            This opinion is delivered to you solely for your use in connection with the transaction described herein, and may not be used for any other purpose, and may not be relied upon by any other person, without my prior written consent.


                                           Very truly yours,





-----------------------------
1     For transactions with Aircraft leased or subleased to US
      Airways Shuttle only.




                     FORM OF OPINION OF CLIFFORD CHANCE
                            FOR THE MANUFACTURER


To:      US Airways Inc.
         US Airways Group, Inc.
         First Security Bank, National Association
         [        ]


RE:      ONE AIRBUS [   ] AIRCRAFT
         MANUFACTURER'S SERIAL NO. [  ]
         US REGISTRATION NO. [  ]

Dear Sirs,

1. We have been requested by US Airways Inc. (the "COMPANY"), to act as special French counsel with respect, and to render this opinion in connection with certain of the transactions contemplated in a certain Participation Agreement dated as of [ ] (the
         "PARTICIPATION AGREEMENT") among [              ].

2. We have examined copies (which we assume conform to the originals) of:

         (i) the purchase agreement assignment (Scheduled August, 1999 through April, 2000 Deliveries) dated as of August 1, [1999] between US Airways Group, Inc. (as assignor) and the Company (as assignee) (the "FIRST PURCHASE AGREEMENT ASSIGNMENT");

         (ii) the consent and agreement of AVSA S.A.R.L. ("AVSA") and Airbus Industrie G.I.E. ("AIRBUS") to the First Purchase Agreement Assignment as acknowledged and accepted by US Airways Group, Inc. and the Company dated as of August 1, [1999] (the "FIRST CONSENT");

         (iii) the purchase agreement assignment (US Airways, Inc. Trust No. N[ ]U[ ]), dated as of [ ], between the Company (as assignor) and State Street Bank and Trust company of Connecticut, National Association (the "INDENTURE TRUSTEE") as assignee) (the "SECOND
                  PURCHASE AGREEMENT ASSIGNMENT");

         (iv) the consent and agreement of Airbus (to the Second Purchase Agreement Assignment) dated as of [ ] (the "AIRBUS CONSENT AND AGREEMENT");

         (v) the consent and agreement of AVSA (to the Second Purchase Agreement Assignment) dated as of [ ] (the "AVSA CONSENT AND AGREEMENT");

         (vi) the pledge agreement dated [ ] made between the Company (as pledgor) and the Indenture Trustee (as pledgee, the "PLEDGE AGREEMENT"),

         the documents referred to in (i) to (vi) above are hereinafter referred to collectively as the "DOCUMENTS."

3. In considering the above, we have assumed:

         (i) that the Documents have been duly executed by the parties thereto (other than Airbus and AVSA);

         (ii)     the genuineness of all signatures;

         (iii) the completeness and conformity to the originals of all documents supplied to us as copies or as facsimiles;

         (iv) that the Documents expressed to be governed by New York law constitute the legal, valid and binding obligations of the parties thereto under New York law.

4. Having considered the Documents we are of the opinion, subject to the qualifications and reservations set out in paragraph 5 below, that:

         (i) Airbus is a groupement d'interet economique duly organised and existing under the laws of the French Republic and has the power and authority to carry on its business as now conducted. The present members of Airbus are (i) Aerospatiale, Societe Nationale Industrielle,
                  (ii) DaimlerChrysler Aerospace Airbus GmbH, (iii) British Aerospace (Operations) Ltd. and (iv) Construcciones Aeronauticas S.A. and each of such corporations is, without the need to proceed against any collateral security for the indebtedness of Airbus or to take any other legal action or process (except for service on Airbus by huissier of notice to perform and subsequent failure by Airbus to do so), jointly and severally liable with the other members for the debts of Airbus arising out of obligations contracted by Airbus while such corporation is a member of Airbus;

         (ii) AVSA is a societe a responsabilite limitee duly established and existing under the laws of the French Republic and has the power and authority to carry on its business as now conducted;

         (iii) each of Airbus and AVSA has full power and authority to enter into and to execute, deliver and perform its obligations under the Documents to which it is a party; such obligations are legal, valid and binding upon them respectively, are enforceable in accordance with their respective terms and rank pari passu with the other unsecured obligations of Airbus and AVSA, as the case may be;

         (iv) assuming that under New York law the Indenture Trustee would be entitled to take proceedings in its own name and on its own account to recover from the Company the full amount of all amounts secured by the Pledge Agreement, the Pledge Agreement:

                  (a) duly creates for the benefit of the Indenture Trustee the security interests which the Pledge Agreement purports to create and the Indenture Trustee is entitled to the benefits and security afforded thereby; and

                  (b) subject to the registration and huissier requirements of paragraph 5(d) hereof and the observation set forth in paragraph 5(f) hereof and with respect to non-monetary claims, should be effective as against Airbus, AVSA and third parties to perfect the pledge of the obligations of Airbus and AVSA that are the subject of the Pledge Agreement; and

                  (c) subject to the registration and huissier requirements of paragraph 5(d) hereof and with respect to monetary claims, would be effective as against Airbus, AVSA and third parties to perfect the pledge of the obligations of Airbus and AVSA that are the subject of the Pledge Agreement;

         (v) the choice of the laws of the State of New York to govern the Documents (which are expressed to be so governed) is valid under the laws of the French Republic, and a French court would uphold such choice of law in any suit on the Documents brought in a French court.

5. This opinion must be read subject to the following qualifications and observations as to French law:

                  (a) the remedy of specific performance may not be available in a French court;

                  (b) in respect of payment obligations, a French court has power under Article 1244-1 of the French Civil Code to grant time to a debtor (not in excess of two years), taking into account the position of the debtor and the needs of the creditor;

                  (c) in order to ensure that the validity as against third parties of the assignment made in the First Purchase Agreement Assignment, it is necessary that notice of such assignment be served on Airbus and AVSA by huissier in accordance with the provisions of Article 1690 of the French Civil Code. We have been instructed by the Company to assist in carrying out such formalities which we intend to do upon receipt of duly executed originals of such assignment and we anticipate that there will be no difficulty in accomplishing these formalities;

                  (d) in order to ensure the validity as against third parties of the assignment and the pledge (nantissement) created by the Second Purchase Agreement Assignment and the Pledge Agreement respectively in accordance with the provisions of Article 2075 of the French Civil Code, it is necessary for each such document to be registered with the French tax administration in a form duly translated in French by a sworn translator, involving payment of a stamp duty of a nominal amount. In addition, the assignment created by the Second Purchase Agreement Assignment and the nantissement created by the Pledge Agreement will need to be served on each of the obligors by huissier, in accordance with the provisions of Article 2075 of the French Civil Code. We have been instructed by the Company to carry out such formalities on its behalf which we intend to do upon receipt of duly executed originals of each such document and we anticipate that there will be no difficulty in accomplishing these formalities;

                  (e) in the event of any proceedings being brought in a French court in respect of a monetary obligation expressed to be payable in a currency other than French Francs or euros, a French court would probably give judgment expressed as an order to pay, not such currency, but its French Franc or euro equivalent at the time of payment or enforcement of judgment. With respect to a bankruptcy, insolvency, liquidation, moratorium, reorganization, reconstruction or similar proceedings, French law may require that all claims or debts be converted into French Francs or euros at an exchange rate determined by the court at a date related thereto, such as the date of commencement of a winding-up;

                  (f) pledges over non-monetary claims are unusual under French law. In principal, pledges over claims of this type should be effective against AVSA and third parties but in the absence of case law, there is a lack of certainty about the pledge being effective;

                  (g) a determination or certificate as to any matter provided for in the Documents might be held by a French court not to be final, conclusive or binding, if such determination or certificate could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith;

                  (h) claims may become barred by effluxion of time or may be or become subject to defense of set-off or counterclaim;

                  (i)      a French court may stay proceedings if
                           concurrent proceedings are being brought elsewhere;

                  (j) we express no opinion as to whether any provision in the documents conferring a right of set-off or similar right would be effective against a liquidator or a creditor;

                  (k) the enforcement against Airbus of any of the Documents to which it is a party may be limited by applicable bankruptcy, insolvency, arrangement, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, as such laws are applied to Airbus. The enforcement against AVSA of any of the Documents to which it is a party may be limited to such laws, as such laws are applied to AVSA. The enforcement against any member of Airbus of any obligation of Airbus contained in the Documents may be limited to such laws, as such laws are applied to such member;

                  (l) our opinion as to the enforceability of the Documents relates only to their enforceability in France in circumstances where the competent French court has and accepts jurisdiction. The term "enforceability" refers to the legal character of the obligations assumed by the parties under the Documents, i.e., that they are of a character which French law enforces or recognizes. It does not mean that the Documents will be enforced in all circumstances or in foreign, jurisdictions or by or against third parties or that any particular remedy will be available; and

                  (m) article 899 of the French Tax Code provides that agreements evidencing an undertaking to pay a sum of money are subject to stamp tax (droit de timbre) of a nominal amount if made in the French Republic, if made in a foreign country, such agreements are subject to a stamp tax of a nominal amount before certain use thereof can be made in the French Republic (Article 897 of the French Tax Code). However non-payment of such stamp tax does not affect the legality, validity or enforceability of the Documents.

We are qualified as French Avocats.

No opinion is expressed herein as to laws other than the laws of the French Republic as of the date hereof. This opinion is for your use and that of no one else, and is limited to (i) the matters specifically mentioned herein, and (ii) the purpose set out above.

Yours faithfully,




CLIFFORD CHANCE



                      DRAFT OPINION OF CROWE & DUNLEVY



                          __________ __, 1999


 To the Addressees on the
 Schedule Attached Hereto


      Re: Airbus Industrie model A319-____ [A320____ or A330___] aircraft with manufacturer's serial number __________ and United States nationality and registration marks N________ (the "Aircraft")


 Ladies and Gentlemen:

           This letter confirms that we filed with the Federal Aviation Administration (the "FAA") today at __:__.M., C._.T., the Trust Indenture and Security Agreement (US Airways, Inc. 1999-1 Series N____) dated as of __________ __, 1999 (the "Indenture") between U.S. Airways, Inc. (the "Company") and _____________________ as Indenture Trustee (the "Indenture Trustee"), to which was attached Trust Agreement and Indenture Supplement No. 1 (US Airways, Inc. 1999-1 Series N___) dated __________ __, 1999 (the
 "Indenture Supplement") covering the aircraft and the _______________ model ______________ Aircraft engines with manufacturer's serial numbers
 ______________ and _______________ (the "Engines")

           Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion and as were made available to us by the FAA, it is our opinion that:

      (a) the Indenture with the Indenture Supplement attached is in due form for recordation by and has been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of
           Section 44107 of Title 49 of the United States Code;

      (b) legal title to the Aircraft is vested in the Company and the Aircraft is duly registered in the name of the Company pursuant to and in accordance with the provisions of Sections 44102 and 44103 of Title 49 of the United States Code.

      (c) the Aircraft and the Engines are free and clear of Liens (as such term is defined in Annex A to the Indenture) other than such as are created by the Indenture, as supplemented by the Indenture Supplement;

      (d) the Indenture, as supplemented by the Indenture Supplement, creates a duly and validly perfected first priority security interest in favor of the Indenture Trustee in the Aircraft and the Engines;

      (e) the Indenture, as supplemented by the Indenture Supplement, is not required to be refiled with the FAA or filed or recorded in any other place within the United States in order to perfect or maintain the perfection of the security interest created thereby in the Aircraft and the Engines under the applicable laws of any jurisdiction within the United States;

      (f) no other registration of the Aircraft and no filings or recordings (other than the filings and recordings with the FAA which have been effected) are necessary to perfect in any jurisdiction within the United States the Company's title to the Aircraft or the security interest created by the Indenture, as supplemented by the Indenture Supplement, in the Aircraft and the Engines under the applicable laws of any jurisdiction within the United States; and

      (g) no authorization, approval, consent, license or order of, or registration with, or giving of notice to, the FAA Aircraft Registry is required for the valid authorization, delivery or performance of the Indenture and the Indenture Supplement except for such authorizations, approvals, consents, licenses, orders, registrations and notices as have been effected.

           No opinion is herein expressed as to; (i) laws other than the federal laws of the United States; (ii) the validity or enforceability under local law of the Indenture, as supplemented by the Indenture Supplement; (iii) the recognition of the perfection of the security interest created by the Indenture, as supplemented by the Indenture Supplement, as against third parties in any legal proceedings outside the United States; and (iv) the record status of the Aircraft prior to the commencement of its United States registration. Since our examination was limited to records maintained by the FAA Aircraft Registry, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under
 Section 1368(a) of Title 29 of the United States Code and possessory artisans' liens, and was subject to the accuracy of FAA personnel in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines.


                          Very truly Yours,



                          ROBIN D. JENSON
                          For the Firm




                                   SCHEDULE


  ________________________ as Indenture Trustee, Pass Through Trustee and
                           Subordination Agent

 US Airways, Inc.

 Standard & Poor's Ratings Services



               FORM OF OPINION OF BINGHAM DANA, SPECIAL COUNSEL
                          TO THE INDENTURE TRUSTEE


      -------------, ------



TO THE PARTIES SET FORTH
  IN SCHEDULE A HERETO

      RE: US Airways, Inc./Secured Financing of One Airbus [A320] [A330-300] Aircraft [N _____ US] - Indenture Trustee, Owned Aircraft

Ladies and Gentlemen:

      We have acted as special counsel for State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity ("STATE STREET") and as Indenture Trustee (the "INDENTURE TRUSTEE") under the Trust Indenture and Security Agreement [N ____ US] dated as of [________________] (the "INDENTURE") between US Airways, Inc., and State Street, as Indenture Trustee, in connection with the execution and delivery of the Participation Agreement [N ____ US] dated as of [________________] (the "PARTICIPATION AGREEMENT") by and among the Indenture Trustee, US Airways, Inc., State Street, as Pass Through Trustee (the "PASS THROUGH TRUSTEE"), State Street, as Subordination Agent (the "SUBORDINATION AGENT") and the Owner Trustee and the transactions contemplated thereby. Capitalized terms not otherwise defined herein shall have the meanings specified in the Lease and Annex A of the Participation Agreement. This opinion is being delivered pursuant to Section 4( )( ) of the Participation Agreement.

      Our representation of State Street and the Indenture Trustee has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents and (ii) certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations, warranties and certificates.

      We have examined the Participation Agreement and the Indenture (the "OPERATIVE DOCUMENTS"), the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the authority of State Street to operate as a state-chartered trust company and exercise trust powers, our opinion relies upon and is limited by such Certificate of the Comptroller of the Currency.

      We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Indenture Trustee), the conformity to the originals of all documents reviewed by us as copies, and the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Indenture Trustee).

      When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

      Subject to the limitation set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions set forth below are limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in Connecticut and the federal laws of the United States. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, no opinion is expressed as to matters governed by any law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft.

      To the extent to which this opinion deals with matters governed by or relating to the laws of the State of New York, or other jurisdiction other than the State of Connecticut, by which the Operative Documents are stated to be governed, we have assumed, with your permission that the Operative Documents are governed by the internal substantive laws of the State of Connecticut.

      Our opinion is further subject to the following exceptions, qualifications and assumptions:

            (a) We have assumed without any independent investigation that
(i) each party to the Operative Documents, other than State Street, in its individual capacity or as Indenture Trustee, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Operative Documents, and (ii) each party to the Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than State Street and the Indenture Trustee with respect to the laws of the United States of America and the internal substantive laws of the State of the Connecticut, but only in each case to the limited extent the same may be applicable to State Street or the Indenture Trustee, and relevant to our opinions expressed below) to execute, and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents (other than State Street or the Indenture Trustee, as applicable) has duly executed and delivered each of such agreements and instruments to which it is a party and that (other than with respect to State Street and the Indenture Trustee, as applicable) the execution and delivery of such agreements and instruments and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to such party.

            (b) We have assumed without any independent investigation (i) that each of the Operative Documents is a valid, binding and enforceable obligation of each party thereto other than State Street or the Indenture Trustee, as applicable, and (ii) that each of the Operative Documents is a valid, binding and enforceable obligation of State Street or the Indenture Trustee, as applicable, to the extent that laws other than those of the State of Connecticut are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to State Street or the Indenture Trustee, as applicable, and relevant to our opinions expressed below).

            (c) The enforcement of any obligations of State Street or the Indenture Trustee, as applicable, under any of the Operative Documents may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street or the Indenture Trustee, as applicable, under any of the Operative Documents.

            (d) We express no opinion as the availability of any specific or equitable relief of any kind.

            (e) The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

            (f) We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) the grant of powers of attorney to any person or entity, (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture," or (vii) so-called "usury savings clauses" purporting to specify methods of (or otherwise assure) compliance with usury laws or other similar laws of any jurisdiction.

            (g) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

            (h) No opinion is given herein as to the effect of usury laws (or other similar laws) of any jurisdiction with respect to the Operative Documents.

      This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their successors and assigns in connection with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.

      1. State Street is a national banking association, validly formed and authorized to operate as a national banking association under the laws of the United States of America and, in its individual capacity or as Indenture Trustee, as the case may be, has the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Operative Documents and in its capacity as Indenture Trustee, to authenticate the Equipment Notes issued on the date hereof.

      2. State Street, in its individual capacity or as Indenture Trustee, as the case may be, has duly authorized the Operative Documents by all necessary corporate or trust action and has duly executed and delivered the Operative Documents, and the Operative Documents constitute valid and binding obligations of State Street, in its individual capacity or as Indenture Trustee, as the case may be, enforceable against State Street, in its individual capacity or as Indenture Trustee, as the case may be, in accordance with their respective terms.

      3. The Equipment Notes issued as of the date hereof have been duly authenticated and delivered by State Street as Indenture Trustee pursuant to the terms of the Indenture.

      4. The authorization, execution, delivery and performance by State Street, in its individual capacity or as Indenture Trustee, as the case may be, of the Operative Documents and the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not result in the violation of the provisions of the charter documents or by-laws of State Street and, to the best of our knowledge, do not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of State Street under any indenture, mortgage or other agreement or instrument, in each case known to us, to which State Street is a party or by which it is bound, or violates any applicable Connecticut or federal law, rule or regulation governing State Street's banking or trust powers, or, to the best of our knowledge, of any judgment, order or decree, in each case known to us, applicable to State Street of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over State Street.

      5. No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Connecticut law governing the banking or trust powers of State Street is required for the authorization, execution, delivery and performance by State Street, in its individual capacity or as Indenture Trustee, as the case may be, of the Operative Documents or the consummation of any of the transactions by State Street, in its individual capacity or as Indenture Trustee, as the case may be, contemplated thereby (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.

      6. There are no taxes, fees or other governmental charges payable under the laws of the State of Connecticut or any political subdivision of such State in connection with the execution and delivery by State Street, in its individual capacity or as Indenture Trustee, as the case may be, of the Operative Documents (except for taxes on any fees payable to State Street in its individual capacity) which are imposed solely because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut.

      7. To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no proceedings pending or overtly threatened in writing against or affecting State Street in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, could reasonably be expected to affect materially and adversely the trust related to the Indenture or affect the right, power and authority of State Street, in its individual capacity or as Indenture Trustee, as the case may be, to enter into or perform its obligations under the Operative Documents.

                                    Very truly yours,



                                    BINGHAM DANA LLP



                                 SCHEDULE A
                                 ----------

State Street Bank and Trust Company of
  Connecticut, National Association


US Airways, Inc.

US Airways Group, Inc.

Standard & Poor's Ratings Service

Moody's Investors Service, Inc.

Credit Suisse First Boston Corporation



           FORM OF OPINION OF BINGHAM DANA, SPECIAL COUNSEL TO THE
                            PASS THROUGH TRUSTEE



-------------------- --, ----




TO THE PARTIES SET FORTH
  IN SCHEDULE A HERETO

            RE: US Airways, Inc./Secured Financing of One Airbus [A320] [A300-300] Aircraft [N _________ US] - Pass Through Trust, Owned Aircraft

Ladies and Gentlemen:

      We have acted as special counsel for State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity ("STATE STREET") and as Pass Through Trustee (the "PASS THROUGH TRUSTEE") under the Pass Through Trust Agreement dated as of June __, 1999, among US Airways Group, Inc., US Airways, Inc. and State Street, as supplemented by Trust Supplement No. [ ], Trust Supplement No. and [ ] and Trust Supplement No. [ ] each dated as of [ ] and each among US Airways Group, Inc., US Airways, Inc. and State Street (collectively, the "PASS THROUGH TRUSTS" and, individually, a "PASS THROUGH TRUST") in connection with the execution and delivery of the Participation Agreement [N ] dated as of [ ] (the "PARTICIPATION AGREEMENT") by and among State Street, as Indenture Trustee, US Airways, Inc., State Street, as Pass Through Trustee and State Street, as Subordination Agent (the "SUBORDINATION AGENT") and the transactions contemplated thereby. Capitalized terms not otherwise defined herein shall have the meanings specified in the Lease and Annex A of the Participation Agreement. This opinion is being delivered pursuant to Section 4( )( ) of the Participation Agreement.

      Our representation of State Street and the Pass Through Trustee has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents and (ii) certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations, warranties and certificates.

      We have examined the Participation Agreement, the Liquidity Facility for each of the Class A, Class B and Class C Trusts, the Intercreditor Agreement, the Note Purchase Agreement, the Escrow and Paying Agent Agreement for each of the Class A, Class B and Class C Trusts each dated as of ______________ __, ____ and each among First Security Bank, National Association, as Escrow Agent, the underwriters named therein, State Street, as Pass Through Trustee and State Street, as Paying Agent, and each of the Pass Through Trusts (the "OPERATIVE DOCUMENTS"), the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the authority of State Street to operate as a national banking association and exercise trust powers, our opinion relies upon and is limited by such Certificate of the Comptroller of the Currency.

      We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Pass Through Trustee), the conformity to the originals of all documents reviewed by us as copies, and the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Pass Through Trustee).

      When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

      Subject to the limitation set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions set forth below are limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in Connecticut and the federal laws of the United States. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, no opinion is expressed as to matters governed by any law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft.

      To the extent to which this opinion deals with matters governed by or relating to the laws of the State of New York, or other jurisdiction other than the State of Connecticut, by which the Operative Documents are stated to be governed, we have assumed, with your permission that the Operative Documents are governed by the internal substantive laws of the State of Connecticut.

      Our opinion is further subject to the following exceptions, qualifications and assumptions:

            I. We have assumed without any independent investigation that (i) each party to the Operative Documents, other than State Street, in its individual capacity or as Pass Through Trustee, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Operative Documents, and (ii) each party to the Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than State Street and the Pass Through Trustee with respect to the laws of the United States of America and the internal substantive laws of the State of Connecticut, but only in each case to the limited extent the same may be applicable to State Street or the Pass Through Trustee, and relevant to our opinions expressed below) to execute, and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents (other than State Street or the Pass Through Trustee, as applicable) has duly executed and delivered each of such agreements and instruments to which it is a party and that (other than with respect to State Street and the Pass Through Trustee, as applicable) the execution and delivery of such agreements and instruments and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to such party.

            II. We have assumed without any independent investigation (i) that each of the Operative Documents is a valid, binding and enforceable obligation of each party thereto other than State Street or the Pass Through Trustee, as applicable, and (ii) that each of the Operative Documents is a valid, binding and enforceable obligation of State Street or the Pass Through Trustee, as applicable, to the extent that laws other than those of the State of Connecticut are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to State Street or the Pass Through Trustee, as applicable, and relevant to our opinions expressed below).

            III. The enforcement of any obligations of State Street or the Pass Through Trustee, as applicable, under any of the Operative Documents may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street or the Pass Through Trustee, as applicable, under any of the Operative Documents.

            IV. We express no opinion as the availability of any specific or equitable relief of any kind.

            V. The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

            VI. We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) the grant of powers of attorney to any person or entity, (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture," or (vii) so-called "usury savings clauses" purporting to specify methods of (or otherwise assure) compliance with usury laws or other similar laws of any jurisdiction.

            VII. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

            VIII. No opinion is given herein as to the effect of usury laws (or other similar laws) of any jurisdiction with respect to the Operative Documents.


      In rendering the opinion set forth below in paragraph 6 as to certain Connecticut tax matters, we have assumed that, for federal income tax purposes, the trust created by the Trust Agreement will not be taxable as a corporation, but, rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended or as a partnership.

      This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their successors and assigns in connection with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.

      1. State Street is a national banking association, validly formed and authorized to operate as a national banking association under the laws of the United States of America and, in its individual capacity or as Pass Through Trustee, as the case may be, has or had, as the case may be, the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Operative Documents and in its capacity as Pass Through Trustee, to issue and execute the Pass Through Certificates delivered on the Pass Through Trust Closing Date.

      2. State Street, in its individual capacity or as Pass Through Trustee, as the case may be, has duly authorized by all necessary corporate or trust action the Operative Documents and has duly executed and delivered the Operative Documents, and the Operative Documents constitute valid and binding obligations of State Street, in its individual capacity or as Pass Through Trustee, as the case may be, enforceable against State Street, in its individual capacity or as Pass Through Trustee, as the case may be, in accordance with their respective terms.

      3. The Pass Through Certificates issued and dated on the Pass Through Trust Closing Date have been duly issued, authenticated and delivered by State Street as Pass Through Trustee pursuant to the terms of the Operative Documents and are enforceable against the Pass Through Trustee and are entitled to the benefits of the applicable Pass Through Trusts.

      4. The authorization, execution, delivery and performance by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of the Operative Documents and the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not result in the violation of the provisions of the charter documents or by-laws of State Street and, to the best of our knowledge, do not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of State Street under any indenture, mortgage or other agreement or instrument, in each case known to us, to which State Street is a party or by which it is bound, or violates any applicable Connecticut or federal law, rule or regulation governing State Street's banking or trust powers, or, to the best of our knowledge, of any judgment, order or decree, in each case known to us, applicable to State Street of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over State Street.

      5. No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Connecticut law governing the banking or trust powers of State Street is required for the authorization, execution, delivery and performance by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of the Operative Documents or the consummation of any of the transactions by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, contemplated thereby (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.

      6. There are no taxes, fees or other governmental charges payable under the laws of the State of Connecticut or any political subdivision of such State in connection with the execution and delivery by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of the Operative Documents (except for taxes on any fees payable to State Street in its individual capacity) or in connection with the issuance, execution and delivery of the Pass Through Certificates by State Street, as Pass Through Trustee, pursuant to the Pass Through Trusts which are imposed solely because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut. Neither State Street, in its individual capacity or as the Pass Through Trustee, as the case may be, the Indenture Trustee, the Owner Participant, the Owner Trustee, nor the trust created by the Trust Agreement will, as a result of the transactions contemplated thereby, be subject to any Taxes under the laws of the State of Connecticut or any political subdivision thereof (except for Taxes on any fees payable to State Street in its individual capacity) which are imposed because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut, and there are no Taxes under the laws of the State of Connecticut or any political subdivision thereof (except for Taxes on any fees payable to State Street in its individual capacity) upon or with respect to the Aircraft or any Engine or any part of any interest therein, or the purchase, ownership, delivery, lease, sublease, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair, sale, return, transfer or other disposition of the Aircraft or any Engine which are imposed because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut.

      7. To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no proceedings pending or overtly threatened in writing against or affecting State Street in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, could reasonably be expected to affect materially and adversely the trust related to the Indenture or affect the right, power and authority of State Street, in its individual capacity or as Pass Through Trustee, as the case may be, to enter into or perform its obligations under the Operative Documents.

                                    Very truly yours,




                                    BINGHAM DANA LLP



                                 SCHEDULE A
                                 ----------

State Street Bank and Trust Company of
  Connecticut, National Association

US Airways, Inc.

US Airways Group, Inc.

Standard & Poor's Ratings Service

Moody's Investors Service, Inc.

Credit Suisse First Boston Corporation

-------------------------

-------------------------



           FORM OF OPINION OF BINGHAM DANA, SPECIAL COUNSEL TO THE
                            SUBORDINATION AGENT

-------, --------




TO THE PARTIES SET FORTH
  IN SCHEDULE A HERETO

            RE:   US Airways, Inc./Secured Financing of One Airbus [A320]
            [A330-300] Aircraft [N _____ US] - Subordination Agent,
            Owned Aircraft

Ladies and Gentlemen:

      We have acted as special counsel for State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity ("STATE STREET") and as Subordination Agent (the "SUBORDINATION AGENT") under the Intercreditor Agreement dated as of [________________] (the "INTERCREDITOR AGREEMENT") among State Street Bank , in its capacity as Pass Through Trustee under the US Airways Pass Through Trust 1999-1A, US Airways Pass Through Trust 1999-1B and US Airways Pass Through Trust 1999-1C, [_______________], as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider and State Street, as Subordination Agent in connection with the execution and delivery of the Participation Agreement [N ____ US] dated as of [________________] (the "PARTICIPATION AGREEMENT") by and among State Street, as Indenture Trustee, US Airways, Inc., State Street, as Pass Through Trustee (the "PASS THROUGH Trustee"), and State Street as Subordination Agent and the transactions contemplated thereby. Capitalized terms not otherwise defined herein shall have the meanings specified in Annex A of the Participation Agreement. This opinion is being delivered pursuant to Section 4( )(____) of the Participation Agreement.

      Our representation of State Street and the Subordination Agent has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents and (ii) certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations, warranties and certificates.

      We have examined the Participation Agreement, the Note Purchase Agreement and the Intercreditor Agreement (the "OPERATIVE DOCUMENTS"), the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the authority of State Street to operate as a national banking association and exercise trust powers, our opinion relies upon and is limited by such Certificate of the Comptroller of the Currency.

      We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Subordination Agent), the conformity to the originals of all documents reviewed by us as copies, and the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Subordination Agent).

      When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

      Subject to the limitation set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions set forth below are limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in Connecticut and the federal laws of the United States. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, no opinion is expressed as to matters governed by any law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft.

      To the extent to which this opinion deals with matters governed by or relating to the laws of the State of New York, or other jurisdiction other than the State of Connecticut, by which the Operative Documents are stated to be governed, we have assumed, with your permission that the Operative Documents are governed by the internal substantive laws of the State of Connecticut.


      Our opinion is further subject to the following exceptions, qualifications and assumptions:

            I. We have assumed without any independent investigation that (i) each party to the Operative Documents, other than State Street, in its individual capacity or as Subordination Agent, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Operative Documents, and (ii) each party to the Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than State Street and the Subordination Agent with respect to the laws of the United States of America and the internal substantive laws of the State of Connecticut, but only in each case to the limited extent the same may be applicable to State Street or the Subordination Agent, and relevant to our opinions expressed below) to execute, and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents (other than State Street or the Subordination Agent, as applicable) has duly executed and delivered each of such agreements and instruments to which it is a party and that (other than with respect to State Street and the Subordination Agent, as applicable) the execution and delivery of such agreements and instruments and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to such party.

            II. We have assumed without any independent investigation (i) that each of the Operative Documents is a valid, binding and enforceable obligation of each party thereto other than State Street or the Subordination Agent, as applicable, and (ii) that each of the Operative Documents is a valid, binding and enforceable obligation of State Street or the Subordination Agent, as applicable, to the extent that laws other than those of the State of Connecticut are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to State Street or the Subordination Agent, as applicable, and relevant to our opinions expressed below).

            III. The enforcement of any obligations of State Street or the Subordination Agent, as applicable, under any of the Operative Documents may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street or the Subordination Agent, as applicable, under any of the Operative Documents.

            IV. We express no opinion as the availability of any specific or equitable relief of any kind.

            V. The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

            VI. We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) the grant of powers of attorney to any person or entity, (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture," or (vii) so-called "usury savings clauses" purporting to specify methods of (or otherwise assure) compliance with usury laws or other similar laws of any jurisdiction.

            VII. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

            VIII. No opinion is given herein as to the effect of usury laws (or other similar laws) of any jurisdiction with respect to the Operative Documents.


      This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their successors and assigns in connection with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.

      1. State Street is a national banking association, validly formed and authorized to operate as a national banking association under the laws of the United States of America and, in its individual capacity or as Subordination Agent, as the case may be, has the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Operative Documents.

      2. State Street, in its individual capacity or as Subordination Agent, as the case may be, has duly authorized the Operative Documents by all necessary corporate or trust action and has duly executed and delivered the Operative Documents, and the Operative Documents constitute valid and binding obligations of State Street, in its individual capacity or as Subordination Agent, as the case may be, enforceable against State Street, in its individual capacity or as Subordination Agent, as the case may be, in accordance with their respective terms.

      3. The authorization, execution, delivery and performance by State Street, in its individual capacity or as Subordination Agent, as the case may be, of the Operative Documents and the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not result in the violation of the provisions of the charter documents or by-laws of State Street and, to the best of our knowledge, do not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of State Street under any indenture, mortgage or other agreement or instrument, in each case known to us, to which State Street is a party or by which it is bound, or violates any applicable Connecticut or federal law, rule or regulation governing State Street's banking or trust powers, or, to the best of our knowledge, of any judgment, order or decree, in each case known to us, applicable to State Street of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over State Street.

      4. No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Connecticut law governing the banking or trust powers of State Street is required for the authorization, execution, delivery and performance by State Street, in its individual capacity or as Subordination Agent, as the case may be, of the Operative Documents or the consummation of any of the transactions by State Street, in its individual capacity or as Subordination Agent, as the case may be, contemplated thereby (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.

      5. There are no taxes, fees or other governmental charges payable under the laws of the State of Connecticut or any political subdivision of such State in connection with the execution and delivery by State Street, in its individual capacity or as Subordination Agent, as the case may be, of the Operative Documents (except for taxes on any fees payable to State Street in its individual capacity) which are imposed solely because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut.

      6. To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no proceedings pending or overtly threatened in writing against or affecting State Street in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, could reasonably be expected to affect materially and adversely the trust related to the Indenture or affect the right, power and authority of State Street, in its individual capacity or as Subordination Agent, as the case may be, to enter into or perform its obligations under the Operative Documents.

      7. Assuming that the Subordination Agent holds each of the Equipment Notes delivered to and registered in its name pursuant to and as required by the Intercreditor Agreement, it holds such Equipment Notes in trust as trustee for the related Pass Through Trustee in the exercise of the fiduciary powers conferred upon State Street by Connecticut law.


                                    Very truly yours,


                                    BINGHAM DANA LLP




                                 SCHEDULE A
                                 ----------

State Street Bank and Trust Company of Connecticut, National Association

US Airways, Inc.

US Airways Group, Inc.

Standard & Poor's Ratings Service

Moody's Investors Service, Inc.

Credit Suisse First Boston Corporation